UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SUSSER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

4525 Ayers Street Corpus Christi, TX 78415

April 21, 2010

To our fellow shareholders:

You are cordially invited to attend the annual meeting of shareholders of Susser Holdings Corporation to be held on Wednesday, May 26, 2010 at 1:30 p.m. Central Time at the Stripes Support Center, 4525 Ayers Street, Corpus Christi, Texas 78415.

Directions to our annual meeting have been posted to our website at http://investor.susser.com.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We hope you plan to attend the annual meeting, but even if you are planning to do so, we strongly encourage you to vote as soon as possible. You may vote your shares in advance of the meeting over the Internet, by telephone, or by completing and returning the enclosed proxy card or broker instruction card. Your vote is very important and voting as early as possible will ensure that your vote is counted at the meeting, even if you are present. Additional information about your voting options can be found in the enclosed proxy statement.

Thank you for your continuing support of Susser Holdings Corporation. We look forward to your participation in the annual meeting.

Sincerely,

Bruce W. Krysiak	Sam L. Susser
Non-executive Chairman of the Board	President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Susser Holdings Corporation

4525 Ayers Street

Corpus Christi, Texas 78415

Date and Time:	1:30 p.m. Central Time, Wednesday, May 26, 2010

Place:	Stripes Support Center, 4525 Ayers Street, Corpus Christi, Texas 78415. Directions to our annual meeting have been posted to our website at http://investor.susser.com.

Items of Business:

(1) To elect two Class I directors to serve terms expiring at the 2013 annual meeting of shareholders.

(2) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2011.

(3) To approve an amendment to our 2006 Equity Incentive Plan to permit a one-time option exchange program in which certain outstanding options are exchanged for replacement options covering fewer shares with a lower exercise price and shares of our restricted common stock.

(4) To consider such other business as may properly come before the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Susser shareholder as of the close of business on March 31, 2010.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to vote via telephone or Internet, or to submit your proxy or voting instructions, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

E.V. BONNER, JR.
Executive Vice President, Secretary and General Counsel

This notice of annual meeting and proxy statement and form of proxy are first being distributed on or about April 21, 2010.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

The Board of Directors (the “Board”) of Susser Holdings Corporation (“Susser” or the “Company”) is providing these proxy materials for you in connection with Susser’s annual meeting of shareholders (the “Meeting”), which will take place on Wednesday, May 26, 2010. As a shareholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.     What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, Susser’s Board and Board committees, the compensation of directors and certain executive officers, and other required information.

3.	How may I obtain Susser’s Form 10-K, Annual Report, Proxy Materials and other financial information?

A copy of our 2009 Annual Report, which includes our 2009 Form 10-K, is enclosed. Current and prospective investors can access the 2009 Annual Report, which includes our 2009 Form 10-K, as well as these proxy materials and other financial information, on our Investor Relations web site at: http://investor.susser.com.

Shareholders may request another free copy of our 2009 Annual Report from:

Susser Holdings Corporation

Attn: Investor Relations

P.O. Box 9036

Corpus Christi, TX 78469-9036

(361) 884-2463

InvestorRelations@susser.com

If you are a shareholder of record, you can choose to receive our annual reports and proxy materials solely by email by following the instructions provided at http://investor.susser.com, or by contacting us at the phone number or physical or email address provided above. If you hold your Susser stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an email message next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.

4.     How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2009 Annual Report and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting Investor Relations at the address and/or phone number specified in question 3 above. A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Trust Company, N.A. at (800) 962-4284.

5.    How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the address specified in question 3 above to request delivery of a single copy of these materials.

6.    What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Voting Information

7.    What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the Meeting are:

•	The election of two directors

•	The ratification of the appointment of our independent registered public accounting firm for the 2010 fiscal year

•

The approval of an amendment to our 2006 Equity Incentive Plan to permit a one-time option exchange program in which certain outstanding options are exchanged for replacement options covering fewer shares with a lower exercise price, along with, for non-executive participants, shares of restricted stock.

We also will consider any other business that properly comes before the Meeting. See question 17 “What happens if additional matters are presented at the annual meeting?” below.

8.    How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of our independent registered public accounting firm for the 2010 fiscal year and “FOR” an amendment to our 2006 Equity Incentive Plan to permit a one-time option exchange program.

9.    How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the Meeting and transacting business is that holders of a majority of shares of Susser common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described in question 16 are counted for the purpose of determining the presence of a quorum.

10.    What shares can I vote?

Each share of Susser common stock issued and outstanding as of the close of business on March 31, 2010 (the “Record Date”) is entitled to be voted on a one vote per share basis on all items being voted upon at the Meeting. You may vote all shares owned by you as of this time, including shares held directly in your name as the shareholder of record, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank (i.e., in ‘street name’). On the Record Date, Susser had approximately 17,138,469 shares of common stock issued and outstanding.

11.    How do I vote my shares?

•

Voting by Telephone. You can vote by calling the toll-free number printed on the proxy card or, if you are a beneficial owner, in accordance with any telephonic voting instructions provided to you by the record holder, as applicable.

•

Voting by Internet. You can vote electronically in accordance with the instructions on the proxy card or, if you are a beneficial owner, in accordance with any electronic voting instructions provided to you by the record holder, as applicable.

•

Voting by Proxy Card. If you are a record holder and received a proxy card, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. If you vote by telephone or by internet, you should not return a proxy card unless you wish to change your vote.

•

Voting in Person. You can vote in person at the Meeting if you are a record owner of the shares to be voted. You can also vote in person at the annual meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

12.    What is the deadline for voting my shares?

If you hold shares as the shareholder of record, your vote by written proxy must be received before the polls close at the Meeting and any electronic or telephonic vote must be received by 1:00 a.m. Central Time, May 26, 2010. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

13.    May I change my vote?

You may change your vote at any time prior to the vote at the Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary prior to your shares being voted, or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Meeting and voting in person.

14.    Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Susser or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.

15.    How are votes counted?

In the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. For the ratification of the appointment of our independent registered public accounting firm, for amendment of our 2006 Equity Incentive Plan to permit a one-time option exchange program and any other items of business that may be properly brought before the Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the proposals).

16.    What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of a plurality of “FOR” votes cast with respect to that director nominee. For the ratification of the appointment of our independent registered public accounting firm, for approval of an amendment to our 2006 Equity Incentive Plan to permit a one-time option exchange program and for any other items of business that may be properly brought before the meeting, the affirmative vote of a majority of those shares present in person or by proxy and entitled to vote is required.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained.

17.    What happens if additional matters are presented at the annual meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy holders, E.V. Bonner, Jr. and Mary E. Sullivan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.    Who will bear the cost of soliciting votes for the annual meeting?

Susser is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

19.    Where can I find the voting results of the Meeting?

We intend to announce preliminary voting results at the Meeting and publish final results in a current report on Form 8-K within four days of the meeting.

Stock Ownership Information

20.    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Susser shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

21.    What is a Shareholder of Record?

If your shares are registered directly in your name with Susser’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Susser. As the shareholder of record, you have the right to grant your voting proxy directly to Susser or to a third party, or to vote in person at the Meeting. Susser has enclosed a proxy card for you to use.

22.    What is a Beneficial Owner?

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee in how to vote your shares.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.

23.    What if I have questions for Susser’s transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services

250 Royall Street

Canton, MA 02021

800-962-4284

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 26, 2010:

This proxy statement and the Company’s 2009 Annual Report are available at http://investor.susser.com

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth, as of March 31, 2010 information regarding the beneficial ownership of the common stock of Susser Holdings Corporation and shows the number of shares and percentage owned by:

•	each person who is known by us to be the owner of 5.0% or more of our common stock;

•	each of our executive officers and directors; and

•	all such executive officers and directors, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers with 60 days. Accordingly, the foregoing table does not include options to purchase our shares of common stock by any of such persons which are not exercisable within the next 60 days.

	Shares Beneficially Owned †
Name and Address	Number	%
Wellspring Capital Partners III, L.P. and affiliates (1)(2)	6,604,882	37.5
Sam L. Susser (3)	2,537,977	14.4
FMR LLC (4)	1,943,298	11.0
Lord Abbett & Co. LLC (5)	1,462,441	8.3
E.V. Bonner, Jr. (6)	191,152	1.1
Steven C. DeSutter	7,500	*
Rocky B. Dewbre	109,542	*
Mary E. Sullivan	108,111	*
William F. Dawson, Jr. (7)	6,619,882	37.5
David P. Engel (8)	63,067	*
Bruce W. Krysiak	47,918	*
Armand S. Shapiro	14,687	*
Ronald G. Steinhart (9)	5,500	*
Sam J. Susser	43,918	*
All executive officers and directors as a group (11 persons) (10)	3,144,372	17.9

*	Represents less than 1%.
†	Does not include shares of unvested restricted stock that may not be voted or transferred prior to vesting. Includes shares underlying vested options that have not been exercised.
(1)	The address of each such person and/or entity is c/o Wellspring Capital Management LLC, Lever House, 390 Park Avenue, New York, NY 10022.
(2)	The following natural persons have investment or voting power over the shares held by Wellspring Capital Partners III, L.P. and its affiliates: Greg S. Feldman, William F. Dawson, Jr., Carl M. Stanton and David C. Mariano.
(3)	The total number of shares of common stock includes shares held in trust in which Mr. Susser acts as Trustee and 235,868 shares underlying vested options that were forfeited on April 7, 2010. The address for Mr. Susser is P.O. Box 9036, Corpus Christi, TX 78469.
(4)	The information contained in the table and this footnote with respect to FMR LLC is based solely on a filing on Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010. The business address of the reporting party is 82 Devonshire Street, Boston, Massachusetts 02109.
(5)	The information contained in the table and this footnote with respect to Lord Abbett & Co. LLC is based solely on a filing on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010. The business address of the reporting party is 90 Hudson Street, Jersey City, New Jersey 07302.
(6)	Includes 1,000 shares owned by Mr. Bonner’s minor children.
(7)	Mr. Dawson is a partner of Wellspring Capital Management LLC, an affiliate of Wellspring Capital Partners III, L.P. and Stripes Holdings, L.P. and may be deemed to beneficially own the shares of common stock held of record by such entities. Mr. Dawson disclaims beneficial ownership of such 6,604,882 shares of common stock except to the extent of any pecuniary interest therein.
(8)	Includes 57,467 shares of common stock held by Engel Investments, Ltd. Mr. Engel serves as the President of the general partner of Engel Investments, Ltd.
(9)	Shares reflected are pledged as security under the terms of the brokerage account in which they are held.
(10)	Includes shares of common stock held in trust in which Mr. Susser acts as trustee and 1,000 shares owned by Mr. Bonner’s minor children. Does not include 6,604,882 shares of common stock held of record by Wellspring Capital Partners III, L.P. and Stripes Holdings, L.P. of which Mr. Dawson may be deemed to be the beneficial owner by virtue of his relationship with affiliates of those entities. Mr. Dawson disclaims beneficial ownership of such shares of common stock except to the extent of any pecuniary interest therein.

INFORMATION ABOUT OUR BOARD

Structure

Our amended and restated certificate of incorporation and bylaws provide for an authorized number of directors of between six and nine members (as determined by the Board) and for a classified Board consisting of three classes of directors, each serving staggered three-year terms. The Board currently consists of seven members, four of whom have been determined by the Board to be independent under the rules and regulations of the NASDAQ Global Market (“NASDAQ”). Directors of each class are chosen for three-year terms upon the expiration of their current terms, and one class of directors will be elected by the shareholders each year. We believe that classification of our Board helps to assure the continuity and stability of our business strategies and policies as determined by the Board. Holders of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a plurality of shares of common stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

Our bylaws permit, but do not require, one of our directors to serve as Chairman of the Board. The Chairman of the Board of Directors, independent directors and Chief Executive Officer bring different perspectives and roles to the Company’s management, oversight and strategic development. Sam L. Susser has served as President and Chief Executive Officer since 1992. Mr. Krysiak has served as our non-executive Chairman of the Board since 2000. The Board believes the separate roles of Chairman and Chief Executive Officer is currently in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management. The board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.

Our Board of Directors held five meetings in the 2009 fiscal year. Directors are expected, but are not required, to attend all Board meetings and meetings of the Board committees on which they serve. In the 2009 fiscal year, each of our incumbent Directors attended 75% or more of the total number of meetings of the Board of Directors and of the meetings of the Board committees on which he served. Directors are also requested, but are not required, to attend each annual meeting of shareholders.

Board Independence

NASDAQ rules require that our Board be comprised of a majority of independent directors. The Board has determined that, of its current members, each of Messrs. Engel, Krysiak, Shapiro and Steinhart qualifies, and that Mr. Thompson—who resigned in December, 2009—qualified, as an “independent director” within the meaning of that term as used in the applicable NASDAQ listing standards and SEC rules that fix the eligibility criteria for members of the audit committee, including, but not limited to, independence. In accordance with NASDAQ listing standards, our Board holds executive sessions of the non-management directors regularly.

Director Compensation

Each of our non-employee directors who are not affiliated with Wellspring currently receives an annual retainer ranging between $40,000 to $75,000. Our non-employee directors have also received awards of restricted shares of common stock and options to purchase shares of common stock. These director shares and options vest over three to five years, with one-third of the shares and options vesting ratably over each of the final three years in the vesting period. Other directors receive no additional compensation for serving as a director. All directors are entitled to reimbursement for their expenses incurred in attending meetings.

Committees of Our Board of Directors

Audit Committee.    Our Board of Directors has formed an audit committee currently chaired by Mr. Shapiro. The Board has determined Mr. Shapiro is an independent board member, and qualifies as an audit committee financial expert as defined under Securities and Exchange Commission rules. Mr. Krysiak and Mr. Engel also serve on the audit committee. The audit committee reviews and monitors our internal controls, financial reports and accounting practices, as well as the scope and extent of the audits performed by both the independent and internal auditors, reviews the nature and scope of our internal audit program and the results of internal audits, and meets with the independent auditors. The audit committee operates under a written charter adopted by the Board, a current copy of which is available on our website at http://investor.susser.com/governance.cfm. The audit committee held nine meetings during the 2009 fiscal year to discuss matters relating to the engagement of the Company’s independent auditors, to review Company financial statements and periodic filings and to address standing agenda items and met an additional four times with members of Company management, the Company’s internal audit department and the Company’s independent auditors to discuss status of the Company’s ongoing compliance with the Sarbanes Oxley Act of 2002.

Compensation Committee.    Our Board of Directors has formed a compensation committee currently chaired by Mr. Engel. Mr. Shapiro, Mr. Steinhart and Mr. Krysiak also serve on the compensation committee. The compensation committee oversees our compensation and employee benefit plans and practices and produces a report on executive compensation. The compensation committee operates under a written charter adopted by the Board, a current copy of which is available on our website at http://investor.susser.com/governance.cfm. The compensation committee held three meetings during the 2009 fiscal year.

Nominating and Corporate Governance Committee.    Our Board of Directors has formed a nominating and corporate governance committee which is chaired by Mr. Krysiak. Mr. Shapiro and Mr. Steinhart also serve on the nominating and governance committee. The primary purpose of the nominating and corporate governance committee is to identify and to recommend to the Board individuals qualified to serve as directors of our company and on committees of the board, advise the board with respect to the Board composition, procedures and committees, develop and recommend to the board a set of corporate governance principles and guidelines applicable to us; and oversee the evaluation of the Board and our management. The nominating and governance committee met three times during the 2009 fiscal year.

Other Committees.    Our Board of Directors may on occasion establish other committees as it deems necessary or required.

Board Role in Risk Oversight

The Board discusses with management major risk factors relating to the Company and its performance, and reviews measures to address and mitigate such risks. The Board has oversight responsibility for the processes established to identify, report and mitigate material risks applicable to the Company. The Board has delegated its oversight responsibility to the audit committee with respect to financial and accounting risks. The audit committee discusses with management the Company’s major financial risk exposures and the Company’s risk assessment and risk management policies. Management, including Internal Audit, and the independent registered public accounting firm provide to the audit committee periodic assessments of the Company’s risk management processes and system of internal control.

Procedure for Nominations of Directors

Shareholder Recommendations and Nominations.    Our nominating and corporate governance committee will consider properly submitted shareholder recommendations of candidates for membership on the Board. In evaluating such recommendations, the nominating and corporate governance committee seeks to achieve a balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities within the membership criteria described below and the Board composition requirements of the NASDAQ listing requirements. Any shareholder recommendations proposed for consideration by the nominating and corporate governance committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Susser Holdings Corporation

P.O. Box 9036

Corpus Christi, TX 78469-9036

Director Selection Criteria and Procedures.    Although our nominating and corporate governance committee does not believe in setting specific minimum qualifications for candidates for membership on the Board, the nominating and corporate governance committee is committed to the belief that candidates for membership on the Board should have the highest professional and personal ethics and values—consistent with the Company’s longstanding values and standards—and should have broad experience at the policy-making level in business, government, education, the retail industry or public service. The Company does not have a formal policy with regard to the consideration of diversity in identifying Board candidates, but the Nominating and Corporate Governance Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. The Committee believes such candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience and that their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all duties as a director. Each director must represent the interests of all shareholders of the Company.

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board and to recommend to the Board any appropriate changes. The Company’s bylaws provide for a minimum of six and a maximum of nine directors. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee will consider various potential candidates for director. Candidates may come to the attention of the nominating and corporate governance committee through current Board members, professional search firms, shareholders or other persons. Identified candidates will be evaluated at regular or special meetings of the nominating and corporate governance committee and may be considered at any point during the year. As described above, the nominating and corporate governance committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s annual proxy statement. Following verification of the shareholder status of people proposing candidates, recommendations will be considered together by the nominating and corporate governance committee at a regularly scheduled meeting. The nominating and corporate governance committee may also engage the services of a professional search firm to identify and assist in evaluating and conducting due diligence on potential director nominees.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board or the individual chairperson of standing Board committees by writing directly to those individuals at the following address: Susser Holdings Corporation, P.O. Box 9036, Corpus Christi, Texas 78469. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

Our Board has approved Susser’s Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on our website at http://investor.susser.com and in print without charge to any shareholder who sends a written request to the Company’s Secretary at our principal executive offices. The Company intends to post any amendments to or waivers of this code for its directors and executive officers, including its principal executive officer and principal financial officer, at this location on its website.

Compensation Committee Report

The Compensation Committee of the Susser Holdings Corporation Board of Directors is comprised of four independent directors and operates under a written charter. In carrying out its responsibilities, the Compensation Committee reviewed the section of this report entitled “Compensation Discussion and Analysis” (“CD&A”) with Susser management and provided comments on its content.

Based on the review and discussions described above, the compensation committee recommended to the Board that the CD&A be included in the Proxy Statement for the Company’s 2010 Annual Meeting of Shareholders.

Compensation Committee

David Engel (Chair)

Bruce Krysiak

Armand Shapiro

Ronald G. Steinhart

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was formerly an officer or employee of the Company or is a “related person” as defined by the regulations to the Securities Exchange Act of 1934. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers serve as a director of the Company or member of our compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

Our compensation setting process consists of establishing targeted compensation levels for each member of senior management and then allocating that compensation among base salary and incentive compensation. Our incentive compensation program is designed to reward company-wide performance by tying short-term and long-term awards to (i) the achievement of targeted company financial objectives, (ii) the achievement of specific operational goals within the purview of an individual’s scope of responsibilities, as applicable and (iii) growth in shareholder value. Our executive officers are also eligible to participate in benefit plans generally available to our other employees. We believe our approach to compensation will enable us to achieve several key objectives necessary to promote growth in shareholder value, while practicing good corporate governance, including the following:

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Aligning the interests of our executives with those of our shareholders by tying incentive compensation to actual measurements of company and segment performance and the performance of our stock price over the long term;

•	Providing compensation to our executives that is competitive for our industry, region and size to enable us to recruit and retain key individuals; and

•	Communicating and reinforcing the importance of achieving growth and productivity targets, which drive performance to our business plan.

Process and Timing of Compensation Decisions.    The compensation committee reviews and approves all compensation targets and payments for senior management, including the named executive officers. The Chief Executive Officer evaluates the performance of other officers and develops individual recommendations for the committee’s assessment. Both the Chief Executive Officer and the compensation committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to the Company. The compensation for the Chief Executive Officer is reviewed and approved by the compensation committee and by the Board, based upon their independent evaluation of the Chief Executive Officer’s performance and contributions.

The compensation committee meets annually in the first quarter of each fiscal year to establish the target bonus levels for that fiscal year, approve salary adjustments and associated effective dates, and consider bonuses for the prior fiscal year and long-term incentive awards. The compensation committee may, however, review salary and bonus levels at other times in the event of mid-year appointments, changes in responsibility or promotions. The compensation committee may also consider recommendations and grant long-term incentive awards from time to time as deemed appropriate during the year.

The following table summarizes the approximate timing of some of our more significant compensation events:

Event	Timing
• Determine annual incentive bonus for preceding fiscal year	First quarter

• Consider base salary adjustments for executive officers for current fiscal year	First quarter

• Establish financial performance objectives for annual bonuses for following fiscal year	Fourth quarter

• Consider long-term incentive compensation awards	First quarter and from time to time

Components of Executive Compensation.    The following is a summary description of the key components of our executive compensation program:

•

Base salary—Component of pay based on an individual’s competencies, skills, experience, responsibility and performance, as well as internal and external equity considerations. Base salary is designed to provide a fixed level of competitive pay as well as a foundation upon which incentive opportunities and benefit levels are established.

•

Annual bonuses—Performance-based component of pay based on achievement of annual internal financial goals, the achievement of individual-specific operational goals and/or business unit performance. Our annual incentive bonuses are primarily designed to focus our executives on attainment of key annual financial performance measures that we believe drive the long-term financial growth of the Company.

•	Long-term incentives—Performance-based component of pay based on achievement of long-term internal financial goals and stock price performance.

•	Severance benefits—Provides pay and benefits in the event an executive’s job is eliminated or employment is terminated in certain circumstances.

•	Other benefits and perquisites—Provides enhanced benefits for executives, which vary by executive level.

Relative Size of Major Compensation Elements.    In setting executive compensation, the compensation committee considers the aggregate amount of compensation payable to an executive officer and the form of the compensation. The compensation committee seeks to achieve an appropriate continuing balance between immediate cash compensation and long-term incentives designed to retain key personnel and align their interests with those of long-term shareholders. The level of incentive compensation typically corresponds to an executive officer’s responsibilities within the Company, with the level of incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers. We do not believe the forms, conditions or allocation of the compensation elements we provide our employees contributes to any significant level of incremental risk to our business.

Although we typically consider long-term incentive grants when we recruit new management personnel, or upon hiring or promoting senior employees, we have not historically perceived a need to make long-term incentive awards a significant component of annual compensation. However, the compensation committee does, from time to time, consider paying portions of annual compensation in the form of long-term incentive awards.

Because we have generally paid annual compensation primarily in cash—and because our named executive officers are eligible to participate in our 401(k) and non-qualified deferred compensation plans that permit them to defer tax recognition of a portion of that cash compensation—our compensation committee has not historically based compensation decisions upon tax or accounting considerations. Similarly, the compensation committee has not historically considered gains recognized from prior stock option or restricted stock awards because no outstanding stock options or shares of restricted stock had vested until December 2008. However, the compensation committee may take these, or other, issues into consideration when making future compensation decisions.

Determination of Executive Compensation Levels

In making any compensation decision, the compensation committee generally considers external, objective criteria—such as market trends in executive compensation practices—as well as each individual’s attributes, performance objectives, responsibilities and contributions. Compensation for our Chief Executive Officer is reviewed and approved by the compensation committee and, ultimately, by the Board. For officers other than the Chief Executive Officer, individual performance is evaluated and compensation decisions are made by the compensation committee with the recommendations of the Chief Executive Officer.

Individual Performance and Contributions.    Individual performance objectives are specific to each officer position and may relate to the following matters, among others:

•	Leadership

•	Customer/Frontline Employee Experience

•	Financial Performance/Acumen

•	Ethics/Integrity

•	Driving Growth

•	Planning, Execution and Problem Solving

•	Strategic Vision/Direction

•	Leadership Development/Succession Planning

•	Internal Controls/Risk Management

•	External Relations

•	Board Relations and Operations

These subjective evaluative criteria are used to supplement the compensation committee’s assessment of our overall financial performance, and each individual’s contribution to such financial performance, for purposes of assisting the compensation committee in considering increases in annual base salary or target bonus percentage above the level specified in an individual’s employment agreement. These criteria may also be used at the compensation committee’s discretion to adjust an individual’s annual performance bonus above or below the level called for by reference to achievement of specific financial targets.

Comparative Compensation Analysis.    In 2007, the compensation committee began compiling a comparative study of compensation practices at other companies for purposes of guiding compensation decisions. Due to the Company’s unique retail convenience store, wholesale fuel distribution and restaurant business structure and its relative size, the Company has no direct peer companies against which to benchmark. Accordingly, after considering an initial field of approximately 30 reporting companies, the compensation committee selected a comparison group initially comprised of 14 companies operating in the convenience store, discount store, retail grocery and foodservice industries. In early 2009, the compensation committee considered the overall composition of this peer group based on factors including economic scale (after giving effect to the Company’s 2007 acquisition of TCFS, Inc., the parent of Town & Country Food Stores ( “Town & Country”)), industry, comparability of operations and recent financial performance and determined that it should modify the composition of this group by adding Weis Markets Inc., 99 Cents Only Stores, Inc., Ingles Markets Inc., Sally Beauty Holdings, Inc. and Red Robin Gourmet Burgers, Inc. and removing O’Charley’s Inc., AFC Enterprises Inc., Arden Group Inc., and Duckwall-ALCO Stores Inc. After giving effect to these changes, the comparison group used by the compensation committee in 2009 and 2010 consisted of the following 15 companies:

Alon USA Energy, Inc.	Weiss Markets Inc.	Spartan Stores Inc.

The Pantry, Inc.	99 Cents Only Stores, Inc.	Carrols Restaurant Group, Inc.

Casey’s General Stores, Inc.	California Pizza Kitchen Inc.	Village Super Market Inc.

Delek US Holdings, Inc.	Fred’s Inc.	Red Robin Gourmet Burgers, Inc.

Texas Roadhouse, Inc.	Ingles Markets Inc.	Sally Beauty Holdings, Inc.

The compensation committee reviewed the mean, median and 25th and 75th percentile base salary, bonus, equity compensation and total compensation levels by executive office across this comparison group, and considered these findings against the backdrop of factors such as differences in size and profitability, relative stock price performance, complexity and relative employee count in assessing 2010 executive compensation levels. The compensation committee also evaluated the Company’s same store and total growth rates as well as other quantitative and qualitative factors, including general macro-economic conditions and each individual’s contributions in 2009, in evaluating compensation. The compensation committee concluded that its compensation decisions for fiscal 2010, holding base salaries constant while increasing target bonus percentages and making certain time and performance based equity awards to our named executive officers, were both in keeping with the industry compensation trends reflected in the peer group study and warranted by the specific factors discussed below.

Adjustments to Base Compensation and Target Bonus Levels.    Each of our named executive officers is currently party to an employment agreement that sets his or her base annual salary and target bonus level, in either case, subject to annual review and discretionary increase by our compensation committee for reasons such as changes in job responsibility or market trends or to reward individual performance. The table below presents the annual base salary levels and target bonus level (expressed as a percentage of base salary) for each of our named executive officers after giving effect to any increases approved by the compensation committee from the base levels specified in the executives’ respective employment agreements:

Executive Officer	Year	Base Salary (1)	Target Bonus Percentage
Sam L. Susser(2)	2010	$300,000	60%
President and Chief Executive Officer	2009	500,000	50%
	2008	500,000	50%

Mary E. Sullivan	2010	$225,191	60%
Executive Vice President, Chief Financial Officer and Treasurer	2009	225,191	50%
	2008	220,775	40%

Steven C. DeSutter(3)	2010	$450,000	60%
Executive Vice President and President and Chief Executive Officer—Retail	2009	450,000	50%
Operations	2008	450,000	50%

E.V. Bonner, Jr.	2010	$295,107	60%
Executive Vice President, Secretary and General Counsel	2009	295,107	50%
	2008	289,321	40%

Rocky B. Dewbre	2010	$237,533	60%
Executive Vice President and President/Chief Operating Officer—Wholesale	2009	237,533	50%
	2008	232,875	40%

(1)	Annualized base salary level, which, to the extent of any increase or decrease from the preceding year, generally becomes effective during the first fiscal quarter.
(2)	Mr. Susser has voluntarily elected to forgo $200,000 of his base salary for 2010 and all 363,953 options he currently holds.
(3)	Mr. DeSutter joined the Company in June 2008.

In 2009, the Company made only modest upward adjustments to the base compensation of each of Ms. Sullivan, Mr. Dewbre and Mr. Bonner, despite their substantial contribution to the Company’s strong performance in 2008, in recognition of the challenging macro-economic environment the Company expected to—and did—confront in fiscal 2009. However, target bonus levels for 2009 for each of Ms. Sullivan and Messrs. Dewbre and Bonner were increased from 40% to 50% to reflect market considerations and the challenges associated with meeting internal performance targets.

The compensation committee did not make any increases to the base salaries of the company’s named executive officers for the 2010 fiscal year, consistent with its determination to implement a salary freeze for personnel receiving $75,000 or more in annual salary due to the continuing challenges posed by recessionary trends in the Company’s markets and the Company’s corresponding 2009 financial performance, which was below expectations. However, in view of its decision to freeze base salary levels for 2010, the challenges associated with achieving the Company’s internal performance targets, and based on its assessment of market trends in compensation practices based on the Company’s peer group study, the compensation committee elected to bring the 2010 target bonus levels for each of the named executive officers to 60% of base salary.

Mr. Susser’s base salary remains unchanged from 2004 to 2009 in keeping with his recommendation to the compensation committee and to the Board that, in lieu of increases to base salary, the committee and Board consider equity incentives or one-time bonuses to better align his interests with those of other shareholders. However, in light of the Company’s 2009 financial performance, which was below expectations, Mr. Susser has elected to voluntarily forgo $200,000 of his base salary for 2010. Mr. Susser has also forfeited all of his outstanding options in order to reduce the overall number of options outstanding, and increase capacity, under our 2006 Equity Incentive Plan.

Annual Bonuses.    Annual bonuses are intended to motivate and reward the Company’s named executive officers by tying performance awards to both the achievement of Company and segment-specific financial goals for the performance year and individual performance and achievements. Target bonus levels, based on the target percentages specified in each of the named executive officers’ employment agreements—as they may be increased from time to time in the discretion of the compensation committee, form the benchmark for making annual bonus decisions. These target bonus levels are currently 60% of base salary for our named executive officers, as discussed above. The compensation committee considers company performance for the preceding fiscal year based upon one or more categories of financial or operational metrics to further refine its estimation of target bonus dollars available for the named executive officers. Final bonus awards are determined, however, within the sole discretion of the compensation committee after assessing the subjective performance criteria discussed under the preceding caption, “Individual Performance and Contributions.” The compensation committee chooses to retain such discretionary authority over bonus decisions—without relying solely on a formulaic assessment of pre-determined performance metrics—due to the impact that outside variables, such as fuel margins or weather, have historically had on our results of operations, and its observation that Company or segment-specific performance metrics may not reflect the growth or performance of individuals within the Company. Consequently, while the compensation committee considers the objective performance criteria established as part of the management bonus program discussed below to be important components in making award determinations, bonus decisions are nonetheless entirely discretionary in nature.

For the 2009 fiscal year, the compensation committee utilized adjusted EBITDAR—or net income before net interest expense, income taxes, depreciation, amortization and accretion, and rent, adjusted to exclude certain non-cash compensation and other expenses—as the relevant performance measure for making awards under the management bonus program. At the beginning of the 2009 fiscal year, the compensation committee determined that its objective assessment of Mr. Dewbre’s performance would be based 66.7% on achievement of targeted consolidated adjusted EBITDAR with the remaining 33.3% being based on achieving targeted levels of wholesale segment adjusted EBITDAR. Mr. DeSutter’s objective performance criteria for fiscal 2009 were weighted 66.7% on achievement of targeted consolidated adjusted EBITDAR with the remaining 33.3% being based on achieving targeted levels of retail segment adjusted EBITDAR. The performance of our other named executive officers was assessed based upon performance of the Company relative to internal target levels of consolidated adjusted EBITDAR.

The following table reflects the correlation between (i) achievement of internal target levels of these metrics and (ii) corresponding target bonus dollars available for each of our named executive officers (expressed as a percentage of base salary) for the 2009 fiscal year. The matrix established for the 2009 management bonus program contemplated adjusted EBITDAR target measures of $159.2 million for 2009 consolidated adjusted EBITDAR, $136.9 million for 2009 retail segment adjusted EBITDAR and $26.8 million for 2009 wholesale segment adjusted EBITDAR. Our actual 2009 results reflected consolidated adjusted EBITDAR of $129.2 million, retail segment adjusted EBITDAR of $113.6 million and wholesale segment adjusted EBITDAR of $20.9 million. For the 2009 fiscal year, the Company did not achieve the minimum adjusted EBITDAR targets set for the year. Based on this performance and considering the challenges the Company faces in the current economic environment, the compensation committee determined that no annual bonuses would be paid in 2010 for 2009 performance.

2009 Management Bonus Program

Relationship of Target Bonus Dollars (As Percentage of Annual Salary)

To Achievement of Internal EBITDAR Target

	Annual EBITDAR as a Percentage of Internal Target
	90%	100%	110%	120%
Sam L. Susser	*	*	*	*
All other Named Executive Officers	3.0%	50.0%	85.0%	150.0%

*	Mr. Susser’s Employment Agreement specifies a bonus of 50% of base salary when the Company achieves its annual internal target, but the compensation committee has the sole discretion and flexibility to set appropriate bonus payments for performance below or above the internal target level.

For fiscal 2010, the compensation committee determined that modifications to the management bonus program were warranted to better align our management compensation practices with market compensation trends and to promote achievement of performance goals. The following table reflects the 2010 management bonus program, after giving effect to these modifications.

2010 Management Bonus Program

Relationship of Target Bonus Dollars (As Percentage of Annual Salary)

To Achievement of Internal EBITDAR Target

	Annual EBITDAR as a Percentage of Internal Target
	95%	100%	110%	120%
Sam L. Susser	*	*	*	*
All other Named Executive Officers	10.0%	60.0%	95.0%	160.0%

*	Mr. Susser’s Employment Agreement specifies a bonus of 50% of base salary when the Company achieves its annual internal target, but the compensation committee has the sole discretion and flexibility to set appropriate bonus payments for performance below or above the internal target level.

For purposes of assisting its annual bonus determinations, the compensation committee selects internal performance targets that it believes are achievable while also aspirational, insofar as they are indicative of strong company-wide or, as the case may be, segment-specific performance. While the Company believes that target levels are reasonably attainable, they are necessarily based on certain assumptions as to variables beyond the Company’s control, including future weather patterns, commodity price levels and the impact of outside competition—all of which have historically had a significant impact on our business. The compensation committee also notes the impact to the Company’s financial performance of any acquired business that was not contemplated at the time the internal targets were finalized. Consequently, while the compensation committee looks generally to these objective performance measures, it does not take a purely formulaic approach to making bonus decisions and retains authority to consider any number of subjective factors in making award determinations.

Long Term Incentive Awards

In connection with our initial public offering, we adopted the Susser Holdings Corporation 2006 Equity Incentive Plan (the “Plan”) which governs the terms of equity awards granted to our management team prior to our initial public offering as well as any future equity awards granted by us. The Plan is intended to provide incentives that will attract, retain and motivate highly competent persons as directors and employees of, and consultants to, the Company and our subsidiaries, by providing them with opportunities to acquire shares of our common stock or to receive monetary payments. Additionally, the Plan provides us a means of directly tying our executives’ financial reward opportunities to our shareholders’ return on investment.

Employees and directors of, and consultants to, us or any of our subsidiaries are eligible to participate in the Plan, which is administered by the compensation committee. The Plan makes available an aggregate of 2,637,277 shares of our common stock, subject to adjustments. The Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, shares of restricted stock, and other stock-based awards. The committee determines, with regard to each type of award, the terms and conditions of the award, including the number of shares subject to the award, the vesting terms of the award, and the purchase price for each award.

Additionally, in 2008, our shareholders approved the 2008 Susser Holdings Corporation Employee Stock Purchase Plan, which permits eligible employees to purchase common stock through accumulated payroll deductions. As of January 3, 2010, 260,989 shares of stock issued under our equity compensation plans were outstanding, 163,115 of which remained subject to vesting and forfeiture provisions, and total shares remaining available for issuance under our equity compensation plans were as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	1,743,022	$16.84	1,383,266
Equity compensation plans not approved by security holders	—	—	—

Total	1,743,022	$16.84	1,383,266

(1)	Includes 659,521 shares remaining available for future issuance under our 2006 Equity Incentive Plan and 723,745 shares remaining available for future issuance under our Employee Stock Purchase Plan.

Long-term incentive grants have been historically made at, or near, the beginning of the employment relationship and generally vest over a five year term. These initial awards are generally made at levels intended to provide a meaningful incentive for continued employment, and for strong financial performance, over the vesting period. We believe the incentivizing characteristics of these awards continue throughout the full vesting period. Additionally, members of our executive management team have historically made significant personal equity investments in the Company. Consequently, our compensation committee has not historically made long-term incentive awards a significant component of annual executive compensation other than where prior awards to existing management personnel are vesting, and incremental awards are desirable to maintain comparable levels of long term performance and retention incentives.

The compensation committee has made several performance-related grants in recent years, granting Sam L. Susser 5,000 shares of restricted stock in addition to a cash bonus for 2007 performance and 7,500 shares of restricted stock in addition to a cash bonus for 2008 performance. Both of these awards were made in keeping with Mr. Susser’s recommendation to the compensation committee that they consider equity awards in lieu of increases in base compensation and were made in recognition of our financial performance, the integration of Town & Country Food stores and in consideration of the intrinsic value of previously awarded stock options. The restricted shares vest over three years, with one-third of such shares vesting on the first, second and third anniversaries of the date of grant. Mr. Susser did not receive any equity compensation for 2009 performance.

Each of our other named executive officers who was employed during the entire 2008 fiscal year received, at the beginning of 2009, an award of 4,000 shares of restricted common stock. The awards were made in recognition of our financial performance in 2008, the integration of the Town & Country stores, and in consideration of the intrinsic value of previously-awarded stock options. The restricted shares vest over three years, with one-third of such shares vesting on the first, second and third anniversaries of the date of grant.

Each of the other named executive officers employed during the entire 2009 fiscal year received, in April, 2010, a grant of 4,000 shares of restricted stock and 6,000 restricted stock units which are dependant on the company meeting 2010 performance objectives for their contributions during that period.

Due to the decline in our stock price over the last two years, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. As a result, these options are ineffective at providing the incentives and retention value that that our Board believes are necessary to motivate and retain these employees. As described in “Proposal 3: Approval of an Amendment to our 2006 Equity Incentive Plan to Permit a One-Time Option Exchange Program” in this proxy statement, the Board recommends that our shareholders approve a stock option exchange program under which eligible employees would be able to elect to exchange certain outstanding stock options for a lesser number of stock options at lower exercise prices combined with, for non-executive participants, shares of our restricted common stock. The Board believes this program to be in the interests of all shareholders. Our President and Chief Executive Officer, Sam L. Susser, has voluntarily forfeited his outstanding stock options and will not derive any benefit from this exchange program.

Adjustment of Awards.    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, or other like change in capital structure (other than normal cash dividends) or similar corporate event or transaction, the compensation committee will determine whether and to what extent it should substitute or adjust, as applicable, the number and kind of shares of stock that may be issued under the Plan or under particular form and conditions of such awards.

In the event we are a party to a merger or consolidation or similar transaction (including a change of control), the compensation committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including, without limitation, that at any time prior to such transaction, all then outstanding awards shall become immediately exercisable or vested and any restrictions on any awards shall immediately lapse. In addition, the compensation committee may provide that all awards held by participants who are at the time of the event in our service or the service of any of our subsidiaries or affiliates shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service or that all awards will be substituted with awards that will substantially preserve the otherwise applicable terms of affected awards previously granted hereunder, in each case, as determined by the compensation committee in its sole discretion.

Amendment and Termination.    The compensation committee has the right to amend, suspend or terminate the Plan at any time, provided that no amendment may adversely affect in any material respect any participant’s rights under any award grant previously made or granted under the Plan without the participant’s consent. Also, no amendment of the Plan may be made without approval of our shareholders if the approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

Compliance with Code Section 409A.    In the event that the compensation committee determines that the Plan and/or awards are subject to Code Section 409A, the compensation committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such award, and (iii) comply with the requirements of Code Section 409A, including any regulations or other interpretive guidance that may be issued after the grant of any award. However, neither the Company nor the compensation committee is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance.

Termination and Change of Control Benefits

Employment agreements with each of the named executive officers provide for severance payments upon certain events of termination. If we terminate any of our named executive officers “without cause,” or the executive elects to terminate employment “for good reason,” he or she is generally entitled to two times (three times in the case of Mr. Susser) base salary paid out in five installments over two years, plus any earned and accrued but unpaid bonus and any accrued vacation pay, 24 months of continued health insurance coverage for the executive and his or her family, and the reimbursement of any previously-incurred job-related expenses. However, Mr. DeSutter’s employment agreement provides that in the event of a termination by us “without cause” or by Mr. DeSutter for “good reason,” (a) the 10,000 shares of restricted stock granted to Mr. DeSutter upon joining the company will immediately vest and if the aggregate fair market value of the restricted stock on the date of termination is less than Mr. DeSutter’s base salary, the Company will pay Mr. DeSutter a lump sum payment equal to the greater of (i) the difference between the aggregate fair market value on the date of termination of such restricted stock and Mr. DeSutter’s base salary and (ii) $300,000 if such termination occurs during the first 12 months of employment and $150,000 if such termination occurs after the first 12 months of Mr. DeSutter’s employment; (b) Mr. DeSutter and his family will receive 24 months of continued health insurance coverage and (c) we will pay Mr. DeSutter any earned and accrued but unpaid bonus and any accrued vacation pay and reimburse him for any previously-incurred job-related expenses.

For purposes of these employment agreements, “good reason” generally includes, (i) a reduction of the executive’s base salary or target bonus percentage; (ii) the relocation of the executive’s principal office location to a location outside of Corpus Christi or Houston, Texas; (iii) our failure to provide any employee benefits due to be provided to the executive; (iv) a material breach of the executive’s employment agreement by us; or (v) the acquisition by a financial or strategic buyer of 51% of the outstanding equity interests of the company, provided, in the latter case, the executive negotiates to provide continued transition services for a reasonable period. Under these employment agreements, our named executive officers are also entitled to various “gross-up” payments for certain excise taxes they may incur in connection with annual compensation or any severance payments.

We believe the termination and change of control provisions contained in our executive employment agreements play an important role in attracting and recruiting executive talent by partially offsetting the career and relocation risks associated with changing jobs and, frequently, moving from larger cities offering greater opportunities for executive-level employment. Additionally, we believe the employment agreements provide long term protections for the Company through non-competition provisions prohibiting the named executive officers from working (or maintaining anything other than a de minimis ownership interest in a company operating in) the convenience store or wholesale fuel distribution industry—in any county in which the Company operates at the date of termination of employment—as well as non-solicitation agreements prohibiting the named executive officers from hiring Company employees, for a period of two years from the date of termination.

Perquisites and Other Benefits

We provide certain perquisites to our executive officers. Executives are eligible to receive annual health examinations and personal administrative and financial services support from corporate staff. In addition, we provide our President and Chief Executive Officer with a company vehicle and reimburse him for the business use of his private aircraft.

We do not provide executive officers with supplemental executive medical benefits or coverage. In addition, we generally do not pay for or reimburse executives for aircraft time relating to personal use, such as travel to and from vacation destinations. However, spouses (or other family members) occasionally accompany executives when executives are traveling on private aircraft for business purposes, such as attending an industry business conference at which spouses are invited and expected to attend.

We provide other benefits, including medical, life, dental, and disability insurance in line with competitive market conditions. Our named executive officers are eligible for the same benefit plans provided to our other non-store employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage.

Our named executive officers may also participate in our Employee Stock Purchase Plan unless they own or have the option to purchase 5% or more of our stock. Shares of our common stock are purchased quarterly through payroll deductions, with employee contributions limited to the lesser 10% of compensation of $25,000 annually. Stock purchases are made shortly after the end of each fiscal quarter at 85% of the closing price on the last trading day of the quarter.

We have established a 401(k) benefit plan for the benefit of our employees. All full-time employees who are over 21 years of age and have greater than six months tenure are eligible to participate. Under the terms of the 401(k) plan, employees can contribute up to 100% of their wages, subject to IRS limitations, which, for 2009, were generally a maximum contribution amount of $16,500 on maximum compensation of $245,000. We match 20% of the first 6% of salary that the employee contributes as a “guaranteed” match. Additionally, we may make a discretionary match that we determine in the first quarter of each year, based on the prior year’s financial performance against internal targets. For fiscal 2007, 2008 and 2009, we made a discretionary match of 10%, 10% and 0%, respectively, of the first 6% of salary that each employee contributed in addition to the 20% match.

We have also implemented a nonqualified deferred compensation (NQDC) plan for key executives, officers, and certain other employees to allow compensation deferrals in addition to that allowable under the 401(k) plan limitations, in that the contribution limits and compensation limits of the 401(k) plan do not apply to the NQDC plan. Participants in the NQDC plan may defer up to 75% of their salary. We match a portion of the participant’s contribution each year on the first 6% of salary deferred, using the same percentage of guaranteed and discretionary matches that are used for our 401(k) plan. The investment options available in the NQDC plan are identical to those offered in the 401(k) plan. Plan benefits are paid from our assets upon termination or retirement, and the Plan does not otherwise permit early withdrawals, distributions or loans, except for certain hardship withdrawals in the event of unforeseen emergencies.

Code Section 162(m) generally entitles public companies to a federal tax deduction on compensation over $1 million paid to named executive officers based on certain performance-based conditions being met. Based on our current financial situation, 162(m) has not been a key factor in determining compensation design. The compensation committee will consider the implications of Section 162(m) of the Code in the future and may decide that it is in the best interest of shareholders to structure certain forms of compensation that will not be fully deductible under Code Section 162(m).

Stock Ownership Guidelines

Our Board, the compensation committee and our executives recognize that ownership of our common stock is an effective means by which to align the interests of our directors and executives with those of our shareholders. We have long emphasized the importance of stock ownership among our executives and directors. We believe the existing ownership positions of our named executive officers combined with Plan-based equity awards issued in 2007, 2008 and 2009 create a strong incentive to achieve long-term growth in the price of our common stock. We encourage our management team to continue to invest in our stock and intend to continue to use Plan-based equity awards to promote the further alignment of management and shareholder interests.

Prohibition on Insider Trading

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Susser securities while in possession of material, nonpublic information, or outside of certain “window periods” following the release of annual and quarterly financial results, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations.

Summary Compensation Table

The following table provides a summary of total compensation paid for 2007, 2008 and 2009 to our named executive officers. The table shows amounts earned by such persons for services rendered to Susser in all capacities in which they served. The elements of compensation listed in the table are more fully described in the “Compensation Discussion and Analysis” section of this report and in the footnotes that follow this table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
Sam L. Susser President and Chief Executive Officer	2009 2008 2007	519,231 500,000 500,000	— 279,200 200,000	91,875 121,100 134,400	— 103,800 —	60,170 61,604 49,429	671,276 1,065,704 883,829

Mary E. Sullivan	2009	233,172	—	49,000	—	3,232	285,404
Executive Vice President,	2008	213,083	101,203	—	103,800	5,121	423,207
Chief Financial Officer and Treasurer	2007	169,886	78,659	—	—	3,355	251,900

Steven C. DeSutter (7) Executive Vice President and President and Chief Executive Officer—Retail Operations	2009 2008	467,308 321,538	— 132,394	— 107,600	— 1,237,500	3,300 —	470,608 1,799,032

E.V. Bonner Executive Vice President,	2009 2008	305,567 287,816	— 132,624	49,000 —	— 103,800	4,420 6,029	358,987 530,269
Secretary and General Counsel	2007	279,537	111,256	—	—	4,638	395,431

Rocky B. Dewbre	2009	245,952	—	49,000	—	4,439	299,391
Executive Vice President and	2008	231,663	123,964	—	103,800	6,007	465,434
President and Chief Operating Officer—Wholesale	2007	219,370	102,079	—	—	8,396	329,845

(1)	Includes base salary paid to each named executive officer during the fiscal year. 2009 contains 27 bi-weekly pay periods, all other years contain 26 pay periods.
(2)	Amounts included in bonus column are the amounts earned for each fiscal year, but such amounts were paid in March of the following year. No bonuses were paid for 2009 performance.
(3)	The amounts reported for stock awards represent the full grant date fair value of the restricted stock awards granted in 2009, 2008 and 2007 calculated in accordance with the accounting guidance on shared-based payments. These amounts reflect the stock price on the date of grant, but do not correspond to the actual value that may be recognized by the named executive officers upon any disposition of vested stock and do not give effect to any decline in the trading price of our stock since the date of grant. The amounts previously reported for 2008 and 2007 have been restated in accordance with new U.S. Securities and Exchange Commission (“SEC”) rules related to executive compensation disclosure.
(4)	The amounts reported for option awards represent the full grant date fair value of the stock option awards granted in 2009, 2008 and 2007 calculated in accordance with the accounting guidance on share-based payments. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon any exercise of vested options and do not give effect to any decline in the trading price of our stock since the date of the grant. The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules related to executive compensation disclosure. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards reported above, please see Note 17–Share Based Compensation in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.
(5)	The details of amounts listed as “All Other Compensation” are presented in the “All Other Compensation” table below.
(6)	Prior year totals have been recomputed to reflect the change in the manner in which stock-based awards must be disclosed, as discussed in notes 3 and 4 above.
(7)	Mr. DeSutter began employment with the Company on June 18, 2008. Included in his salary above is a $100,000 signing bonus received during 2008.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Company Contributions to 401(k) and Deferred Compensation Plans ($) (2)	Total
Sam L. Susser	2009 2008 2007	50,589 51,081 40,429	9,581 10,523 9,000	60,170 61,604 49,429

Mary E. Sullivan	2009	—	3,232	3,232
	2008	—	5,121	5,121
	2007		3,355	3,355

Steven C. DeSutter	2009 2008	— —	3,300 —	3,300 —

E.V. Bonner, Jr.	2009 2008 2007	— — —	4,420 6,029 4,638	4,420 6,029 4,638

Rocky B. Dewbre	2009	—	4,439	4,439
	2008	—	6,007	6,007
	2007		8,396	8,396

(1)	Perquisites and other personal benefits are included for each named executive officer only to the extent the aggregate value is equal to or greater than $10,000 in any year. For Sam L. Susser, 2009 perquisites consisted primarily of the estimated value of personal bookkeeping and secretarial services provided by Susser personnel ($49,164).
(2)	Each of our named executive officers is eligible to participate in a 401(k) plan that is generally available to all employees. Additionally, certain highly compensated employees, including our named executive officers, are eligible to participate in our NQDC plan. The investment options in the NQDC plan mirror those available in our 401(k) plan, and do not contain any above-market or preferential earnings. The Company’s contributions to the 401(k) and NQDC plans accrued for fiscal 2007, 2008 and 2009 included a discretionary match of 10%, 10% and 0%, respectively, on the first 6% of salary deferred in addition to the 20% guaranteed match.

Grants of Plan Based Awards

For Fiscal Year Ended January 3, 2010

Name	Grant Date		Approval Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Sam L. Susser	3/3/2009	(2)	2/4/2009	7,500	—	—	91,875

Mary E. Sullivan	3/3/2009	(2)	2/4/2009	4,000	—	—	49,000

E.V. Bonner, Jr.	3/3/2009	(2)	2/4/2009	4,000	—	—	49,000

Rocky B. Dewbre	3/3/2009	(2)	2/4/2009	4,000	—	—	49,000

(1)	The reported grant date fair value of stock and option awards was determined in compliance with FASB ASC Topic 718 and are more fully described in Note 17-Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.

(2)	The reported grant date fair value of the restricted stock award was determined based on the closing price of our stock on the grant date of $12.25. The restricted shares vest over three years, with one-third of such shares vesting on the first, second and third anniversaries of the grant.

Outstanding Equity Awards at January 3, 2010

	Option Awards (1)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($) (2)
Name	Exercisable	Unexercisable
Sam L. Susser(8)	235,968	117,985	(3)	16.50	12/20/2015	15,621	(3)	134,184
	—	10,000	(4)	24.22	3/1/2018	7,500	(5)	64,425
						5,000	(4)	42,950
						7,500	(7)	64,425
Mary E. Sullivan(9)	57,020	28,511	(3)	16.50	12/20/2015	3,775	(3)	32,427
	—	10,000	(4)	24.22	3/1/2018	4,000	(7)	34,360
Steven C. DeSutter	—	250,000	(6)	10.76	6/18/2018	10,000	(6)	85,900
E.V. Bonner, Jr.(9)	57,020	28,511	(3)	16.50	12/20/2015	3,775	(3)	32,427
	—	10,000	(4)	24.22	3/1/2018	4,000	(7)	34,360
Rocky B. Dewbre(9)	57,020	28,511	(3)	16.50	12/20/2015	3,775	(3)	32,427
	—	10,000	(4)	24.22	3/1/2018	4,000	(7)	34,360

(1)	Reflects options and restricted stock granted under the 2006 Equity Incentive Plan. The awards generally vest over a three to five year period. The option awards expire 10 years after date of grant. For additional information refer to Note 17-Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.
(2)	Based on closing market price of $8.59 on December 31, 2009.
(3)	The unvested portion of this award is scheduled to vest on December 21, 2010. These options would be eligible for the proposed one-time option exchange program, further described in Proposal 3.
(4)	This award will vest in equal installments on March 1, 2011, February 29, 2012 and March 1, 2013.
(5)	This award will vest in equal installments on March 27, 2010, March 27, 2011 and March 27, 2012.
(6)	This award will vest in equal installments on June 18, 2011, June 18, 2012 and June 18, 2013.
(7)	This award will vest in equal installments on March 3, 2010, March 3, 2011 and March 3, 2012.
(8)	Mr. Susser voluntarily forfeited, effective April 7, 2010, all 363,953 options reflected in the above table.
(9)	The options for Ms. Sullivan and Messrs. Bonner and Dewbre would be eligible for the proposed one-time option exchange program, further described in Proposal 3. The following illustrates the pro-forma outstanding option awards, all at an option exercise price of the greater of $10.00 or the NASDAQ closing price per share of our common stock on the date the options are granted, if exchange is executed.

Name	Number of options if exchange ratio share price is $6.75	Number of options if exchange ratio share price is $8.75	Number of options if exchange ratio share price is $10.75
Mary E. Sullivan	47,172	51,479	59,921
E.V. Bonner, Jr.	47,172	51,479	59,921
Rocky B. Dewbre	47,172	51,479	59,921

Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock held by our named executive officers during 2009. No options have been exercised by any named executive officer.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Sam L. Susser	15,621	132,622
Mary E. Sullivan	3,775	32,050
E.V. Bonner, Jr.	3,775	32,050
Rocky B. Dewbre	3,775	32,050

(1)	The reported value for this column is determined by multiplying number of vested shares by the closing price on the date of vesting.

Pension Benefits

Other than our 401(k) and non-qualified deferred compensation plans described elsewhere in this document, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

The following table provides information regarding contributions by Susser and each named executive officer under our non-qualified deferred compensation plan during 2009. The table also presents each named executive officer’s earnings and year-end balances in the plan. Our non-qualified deferred compensation plan is described above in “Compensation Discussion and Analysis” under the caption “Perquisites and Other Benefits.”

Name	Executive Compensation in 2009 ($) (1)	Registrant Contributions in 2009 ($) (2)	Aggregate Earnings in 2009 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Sam L. Susser	346,694	9,581	274,839	—	1,314,562
Mary E. Sullivan	16,719	2,693	14,899	—	88,726
Steven C. DeSutter	—	—	—	—	—
E.V. Bonner, Jr.	55,277	3,897	54,755	—	252,490
Rocky B. Dewbre	33,292	3,995	61,972	—	234,260

(1)	The amounts shown reflect the executive’s contributions to the NQDC plan during the fiscal year, and are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.
(2)	The amounts included in this column reflect the Company’s matching contributions to the NQDC plan, and are included within the amounts reported “All Other Compensation” for 2009 in the Summary Compensation Table.
(3)	Reflects net earnings/(losses) in each participant’s plan account. These amounts do not constitute above market interest or preferential earnings, and therefore are not included in the summary compensation table above.
(4)	The following table provides information regarding amounts reported in the aggregate balance at last fiscal year end that were previously reported as compensation to the named executive officers in the Summary Compensation Table related to 2003 through 2008.

Name	Previously Reported Compensation ($)
Sam L. Susser	819,313
Mary E. Sullivan	66,722
Steven C. DeSutter	—
E.V. Bonner, Jr.	183,969
Rocky B. Dewbre	186,548

Potential Payments Upon Termination or Change of Control

In addition to the termination and change of control provisions in our employment agreements with our named executive officers, each of our named executive officers currently holds stock options and/or shares of restricted stock that have not vested. These shares and options are ordinarily subject to a three to five-year vesting period, with one third of the shares and options vesting ratably over each of the final three years in the vesting period. However, most of the shares and options will vest immediately upon a change of control in the Company, irrespective of whether the employment of any named executive officer is terminated, or upon the termination of the executive due to death or disability, as further discussed in the table below.

The following table shows the amount of incremental value that would have been received by each of the named executive officers upon certain events of termination or a change of control in the Company on January 3, 2010:

Name	Benefit	Termination Due to Death or Disability ($) (1)	Termination by Executive for “ Good Reason” except Change of Control, or by Company Other than for “Cause” ($) (2)	Change of Control Followed by Termination for “Good Reason” ($) (3)	Change of Control with Continued Employment ($) (4)
Sam L. Susser	Salary	—	1,500,000	1,500,000	—
	Health/Medical	12,682	36,893	36,893	—
	Option Vesting (5)	—	—	—	—
	Stock Vesting	241,559	—	241,559	241,559
	Tax Gross-Up	—	—	479,097	—

Mary E. Sullivan	Salary	—	450,382	450,382	—
	Health/Medical	5,764	21,136	21,136	—
	Option Vesting (5)	—	—	—	—
	Stock Vesting	66,796	—	66,796	66,796
	Tax Gross-Up	—	—	—	—

Steven C. DeSutter	Salary	—	364,100	364,100	—
	Health/Medical	6,917	25,363	25,363	—
	Option Vesting (5)	—	—	—	—
	Stock Vesting	85,900	85,900	85,900	85,900
	Tax Gross-Up	—	—	—	—

E.V. Bonner, Jr.	Salary	—	590,214	590,214	—
	Health/Medical	10,568	30,744	30,744	—
	Option Vesting (5)	—	—	—	—
	Stock Vesting	66,796	—	66,796	66,796
	Tax Gross-Up	—	—	—	—

Rocky B. Dewbre	Salary	—	475,066	475,066	—
	Health/Medical	10,568	30,744	30,744	—
	Option Vesting (5)	—	—	—	—
	Stock Vesting	66,796	—	66,796	66,796
	Tax Gross-Up	—	—	—	—

(1)

Health care benefits do not continue upon an executive’s disability; upon death, spouse and dependents of executives are entitled to continuation of health coverage for one year; amounts reflected represent portion of annualized 2009 premiums attributable to spouse/dependent coverage. Any unvested options or restricted stock fully vests upon death or disability. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $8.59 (the closing price of our common stock on December 31, 2009) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $8.59.
(2)	Three times base salary for Mr. Susser and two times base salary for Ms. Sullivan and Messrs. Bonner and Dewbre. Mr. DeSutter’s 10,000 shares of restricted stock vest, and if the aggregate fair market value of the restricted stock is less than Mr. DeSutter’s base salary, then Mr. DeSutter receives the greater of (i) the difference between the aggregate fair market value of restricted stock and his base salary and (ii) $300,000 if such termination occurs during the first 12 months of employment and $150,000 if such termination occurs after the first 12 months of employment. Amount of health care benefits represents 18 months of COBRA premiums, plus a cash payment representing 6 months of COBRA premiums, if the executive has not obtained coverage after such 18 month period. If any payment or benefit is determined to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the executive is entitled to receive an additional payment (tax gross-up) to adjust for the incremental tax cost of the payment or benefit. An excise tax is not payable if the present value of the payments and benefits to be received is less than three times the average compensation for the prior five years.
(3)	In the case an executive terminates employment for “good reason” related to a change of control event, in addition to any payments that would be due for salary and health care benefits, any unvested options or restricted stock would also fully vest. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $8.59 (the closing price of our common stock on December 31, 2009) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $8.59. The present value of the benefit attributed to early vesting of options and restricted stock is included in the payments or benefits subject to potential excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.
(4)	Any unvested options or restricted stock fully vests upon a change of control event for Messrs. Susser, Bonner and Dewbre and Ms. Sullivan. The amounts stated for option vesting represent the assumed cash value of the accelerated options derived by multiplying the difference between $8.59 (the closing price of our common stock on December 31, 2009) and the options’ exercise prices, times the number of options. The amounts stated for stock vesting represent the product of the number of shares whose restrictions lapsed and $8.59. Mr. DeSutter’s unvested options and restricted stock vest upon change of control only if he does not retain his current position. The amounts reflected in the above table assume accelerated vesting occurs.
(5)	Value attributed to accelerated vesting of stock options is zero, as all outstanding options held by the named executive officer have exercise prices in excess of the closing market price of our stock as of December 31, 2009.

In the event an executive resigns for reasons other than death, disability or “good reason,” our employment agreements do not provide for any special payments or benefits.

Compensation of Directors

The following table provides a summary of compensation paid to members of our Board of Directors during 2009:

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
William F. Dawson, Jr. (1)	—	—	—	—	—
David P. Engel	40,000	—	33,228	—	73,228
Bruce W. Krysiak	75,000	—	—	—	75,000
Armand S. Shapiro	50,000	—	—	—	50,000
Ronald G. Steinhart(5)	10,000	58,350	87,799	—	156,149
Sam J. Susser	60,000	—	—	—	60,000
Sam L. Susser (1)	—	—	—	—	—
Jerry E. Thompson (4)	37,718	—	—	—	37,718

(1)	Messrs. Dawson and Sam L. Susser receive no compensation for their service as directors. Mr. Sam L. Susser’s restricted stock and stock option awards are included in the executive officer compensation table.
(2)	Each of our non-employee directors who are not affiliated with Wellspring currently receives an annual retainer ranging between $40,000 to $75,000.
(3)	The amounts reported for option and stock awards represent the full grant date fair value of the awards granted in 2009, calculated in accordance with the accounting guidance on share-based payments. These amounts do not correspond to the actual value that may be recognized by the recipient upon any option exercise or disposition of vested stock and do not give effect to any decline in the trading price of our stock since the date of grant. For a discussion of the assumption and methodologies used in calculating the grant date fair value of the option awards reported above, please see Note 17-Share Based Compensation in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.
(4)	Mr. Thompson resigned from the Board of Directors effective December 10, 2009.
(5)	Mr. Steinhart was elected to the Board of Directors effective September 15, 2009.

The following table presents additional information regarding stock and option awards granted to our non-employee directors during 2009:

Name	Grant Date		Approval Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
David P. Engel	5/22/2009	(2)	5/19/2009	—	5,000	12.53	33,228
Ronald G. Steinhart	9/16/2009	(3)	9/14/2009	—	14,158	11.67	87,799
	9/16/2009	(4)	9/14/2009	5,000	—	—	58,350

(1)	The reported grant date fair value of stock and option awards was determined in compliance with FASB ASC Topic 718, and is more fully described in Note 17-Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.
(2)	The exercise price of stock options awarded was determined based on the closing price of our stock on the grant date of $12.53. The options expire on May 21, 2019, and vest over five years, with one-third of such shares vesting on the third, fourth and fifth anniversaries of the grant.
(3)

The exercise price of stock options awarded was determined based on the closing price of our stock on the grant date of $11.67. The options expire on September 15, 2019, and vest over five years, with one-third of such shares vesting on the third, fourth and fifth anniversaries of the grant.

(4)	The reported grant date fair value of the restricted stock award was determined based on the closing price of our stock on the grant date of $11.67. The restricted shares vest over three years, with one-third of such shares vesting on the first, second and third anniversaries of the grant.

The following table presents the outstanding equity awards held by our non-employee directors as of January 3, 2010:

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($) (2)
	Exercisable	Unexercisable
William F. Dawson, Jr.	—	—		—	—	—		—

David P. Engel	—	14,158	(4)	23.58	11/30/2017	5,000	(5)	42,950
		5,000	(6)	12.53	5/22/2019

Bruce W. Krysiak	17,627	8,814	(3)	16.50	12/20/2015	1,167	(3)	10,025
						5,000	(5)	42,950

Armand S. Shapiro	9,438	4,720	(3)	16.50	12/20/2015	625	(3)	5,369
						5,000	(5)	42,950

Ronald G. Steinhart	—	14,158	(7)	11.67	9/16/2019	5,000	(8)	42,950

Sam J. Susser	17,627	8,814	(3)	16.50	12/20/2015	1,167	(3)	10,025
						5,000	(5)	42,950

(1)	Reflects options and restricted stock granted under the 2006 Equity Incentive Plan. The awards vest over a three to five-year period. The option awards expire 10 years after date of grant. For additional information refer to Note 17-Share Based Compensation of our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2010.
(2)	Based on closing market price of $8.59 on December 31, 2009.
(3)	This award will vest on December 21, 2010.
(4)	This award will vest in equal installments on November 30, 2010, November 30, 2011 and November 30, 2012.
(5)	This award will vest in equal installments on March 1, 2011, February 29, 2012 and March 1, 2013.
(6)	This award will vest in equal installments on May 22, 2012, May 22, 2013 and May 22, 2014.
(7)	This award will vest in equal installments on September 16, 2012, September 16, 2013 and September 16, 2014.
(8)	This award will vest in equal installments on September 16, 2010, September 16, 2011 and September 16, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Pursuant to our Bylaws, our Board has fixed the size of our board of directors at seven members: two Class I directors with terms expiring at the 2010 annual meeting of shareholders, two Class II directors with terms expiring at the 2011 annual meeting of shareholders and three Class III directors with terms expiring at the 2012 annual meeting of shareholders. At this year’s annual meeting, Susser shareholders will vote for the two nominees for Class I directors listed below, each of whom has been approved by the nominating and corporate governance committee for nomination for reelection at the annual meeting, to serve until the 2013 annual meeting of shareholders or until the election and qualification of their successors. The election of each director requires the plurality vote of the shares of our common stock present, in person, or by proxy, at the Annual Meeting.

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
ARMAND S. SHAPIRO Age 68; Director, Audit Committee (Chair), Compensation Committee, Nominating and Corporate Governance Committee

Mr. Shapiro has served as our director since 1997 and also chairs the audit committee. Mr. Shapiro serves as a business consultant/mentor to chief executive officers of private companies to develop strategies to improve growth and profitability of the company. He served from October 2001 through January 2006 on the board of directors of Bindview Development Corporation, then a publicly traded corporation that provided software for proactively managing information technology security compliance operations. Mr. Shapiro was the Chairman and Chief Executive Officer of Garden Ridge Corporation from 1990 until June 1999. During the 1980’s, Mr. Shapiro also served as President, a member of the executive management team, and a director of Computer Craft, Inc., then a publicly traded retailer of computer products. He was previously a partner and Chief Operating Officer of Modern Furniture Rentals, Inc., a family-owned and operated business. Mr. Shapiro is a graduate of Renesselaer Polytechnic Institute and has served as an officer in the United States Army.

Mr. Shapiro’s extensive corporate and financial management experience and tenure on our Board, as well as his specific background in technology and retail operations provide valuable expertise to the Board in strategic planning, risk management, financial and accounting oversight.

SAM L. SUSSER Age 46; President, Chief Executive Officer and Director

Mr. Susser has served as our President and Chief Executive Officer since 1992 and as a director since 1988. From 1988 to 1992, Mr. Susser served as our General Manager and Vice President of Operations. From 1985 through 1987, Mr. Susser served in the corporate finance division and the mergers and acquisitions group with Salomon Brothers Inc, an investment bank. Mr. Susser currently serves as a director of a number of charitable, educational and civic organizations. Sam L. Susser is the son of Sam J. Susser, who is also a member of Susser Holdings Corporation’s Board of Directors.

The Susser family has been in the fuel distribution business for over 70 years. Mr. Susser provides insight into all aspects of the Company’s business. His financial industry experience along with his in-depth knowledge of our business has been invaluable to the Board in setting strategic, financial and operating strategy.

Our Board has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our Board.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THESE NOMINEES.

Continuing Directors

The following describes current members of our board of directors whose terms will continue beyond the Meeting.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
WILLIAM F. DAWSON, Jr. Age 45; Director	II (2011)

Mr. Dawson has been a partner at Wellspring Capital Management LLC, a private equity firm, since 2001 and has served as a member of our Board of Directors since December 2005. Mr. Dawson previously chaired the middle-market buyout group at J.H. Whitney & Co., a private equity firm, and, from 1986 until 2000, was with Donaldson, Lufkin & Jenrette Securities Corporation, an investment bank, where he most recently served as Managing Director. Mr. Dawson serves on several private company boards controlled by Wellspring.

Mr. Dawson’s experience in investment banking and private equity has provided significant contribution to the Board on financial and business strategies as well as acquisition strategy, analysis and integration.

RONALD G. STEINHART Age 69; Director, Compensation Committee, Nominating and Corporate Governance Committee	II (2011)

Mr. Steinhart has served as a member of our board of directors since 2009 and was Chairman and CEO, Commercial Banking Group, of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and CEO of Bank One, Texas, N.A. Mr. Steinhart joined Bank One in connection with its merger with Team Bank, which he founded in 1988. Mr. Steinhart serves as a director of Penske Automotive Group, Animal Health International, Inc. and Texas Industries Inc., and as a Trustee of the MFS/Compass Group of mutual funds. Mr. Steinhart was, in the previous five years, formerly a director of NCH Corporation, Penson Worldwide, Inc., Carreker Corporation and Prentiss Properties Trust.

Mr. Steinhart’s background in the banking and commercial lending industries, his corporate leadership experience, and his accounting and financial management acumen gained from his experience as a Certified Public Accountant and service on other public boards including audit committees, is valuable to the Board with respect to corporate finance, strategic business planning, risk management and corporate governance.

BRUCE W. KRYSIAK Age 59; Director and non-executive Chairman, Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee (Chair)	III (2012)	Mr. Krysiak has served as our director and Non-Executive Chairman since 2000. Mr. Krysiak has been Chairman of EDABB, Inc., a personal investment company, since 1999. Prior to 1999, Mr. Krysiak served as the President and Chief Operating Officer of Toys”R”Us, Inc. from 1998 to 1999, of Dollar General Corporation from 1996 to 1997 and of Circle K Corporation from 1995 to 1996. Currently, Mr. Krysiak serves as the non-executive chairman of the board of directors of LA Dove, Inc., a hair care products manufacturer, and Quantum Health, an offeror of coordinated health care plans for self-insured employers. In addition, Mr. Krysiak serves as a member of the board of directors of several privately held entities. Mr. Krysiak also served on our Board of Directors in 1995 and 1996.

Name, Age, Position and Committee Memberships	Class (Term Expiration)	Term of Office and Business Experience
Mr. Krysiak’s extensive experience in the retail business sector, his corporate leadership experience and his tenure on our Board provide a long-term historic perspective and leadership to the Board, along with valuable insights into operational strategy and execution.

SAM J. SUSSER Age 70; Director	III (2012)

Mr. Sam J. Susser has served as a member of our Board of Directors since 1988 and was our chairman from 1988-1992. Mr. Susser was also the Chairman and Chief Executive Officer of Plexus Financial Services, a holding company based in Dallas, Texas, from 1987 through 1991. Mr. Susser’s experience includes various positions with The Southland Corporation (7-Eleven, Inc.), Plexus Financial Services and CITGO Petroleum Corporation, where he served as President. Mr. Susser is a director and member of the Audit Committee and Executive Committee of Alberto-Culver Company, a manufacturer and marketer of personal care and household brands. Mr. Susser previously has served on the board of directors of Garden Ridge Pottery and Computer Craft, Inc. Sam J. Susser is the father of Sam L. Susser, our President and Chief Executive Officer and a director.

Mr. Susser’s father founded the family’s fuel distribution business in the 1930’s. In addition to his entrepreneurial spirit and extensive experience with our Company, Mr. Susser also has gained substantial executive experience in other companies and on other boards, which enhances the leadership he provides to our Board, as well as his insights into corporate governance, risk management, strategic and financial planning, and operating strategy.

DAVID P. ENGEL Age 59; Director, Audit Committee, Compensation Committee (Chair)	III (2012)

Mr. Engel has served as a member of our Board of Directors since September 2007. Mr. Engel has been the principal of Corpus Christi-based Engel and Associates, LLC, since 1999 which provides business management consulting services to public and private companies in the areas of financial performance improvement, acquisitions and divestitures. Prior to joining Engel and Associates, LLC, Mr. Engel was president of Airgas Southwest, Inc. and was CEO, president and owner of Welders Equipment Company. Mr. Engel previously served on our Board of Directors from 2000 to 2005 and serves on the board of directors of several privately held companies.

Mr. Engel’s executive management and consulting experience is valuable to the Board in setting strategic direction, and developing and executing growth and compensation strategies.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The following table presents fees for audit services rendered by Ernst & Young LLP (“Ernst & Young”) for the audit of our annual consolidated financial statements for fiscal 2009 and fiscal 2008, and fees billed for services rendered by Ernst & Young during the same periods.

	Fiscal 2009	Fiscal 2008 (1)
Audit Fees	$585,200	$1,030,689
Audit-Related Fees	—	166,074
Tax Fees	235,000	90,000
All Other Fees	—	—

Total	$820,200	$1,286,763

(1)	A portion of fiscal 2008 Audit-Related Fees were reclassified as Audit Fees.

Fees for audit services billed or expected to be billed related to both years consisted of the audit of our annual financial statements, including audit of internal controls over financial reporting, reviews of our interim financial statements and services associated with SEC registration statements and other SEC matters.

Fees for audit-related services provided during fiscal 2009 and 2008 consisted of fees for due diligence services and consultations with Susser management on various accounting matters.

Fees for tax services billed during fiscal 2009 and 2008 consisted of fees for tax preparation and tax planning.

In considering the nature of services provided by Ernst & Young, the audit committee determined that such services are compatible with the provisions of independent audit services. The audit committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Policy for Approval of Audit and Non-audit Services

Our audit committee charter requires that all services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountants. The audit committee will also consider whether the independent public accountants are best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

We became subject to the rules of the Securities and Exchange Commission relating to qualification of accountants, including provisions regarding pre-approval of audit and non-audit services, on October 18, 2006, the effective date of our registration statement for our initial public offering. All audit and non-audit services provided by our independent public accountants after that point in time were pre-approved by our audit committee.

Audit Committee Report

In the performance of its oversight function, the audit committee has met and held discussions with management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our independent public accountants also provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, and the audit committee discussed their independence with the independent public accountants. In connection with that, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2009 by Ernst & Young LLP to us is compatible with maintaining the independent public accountants’ independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes, including our system of internal control over financial reporting and the preparation of our consolidated financial statements, and members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. The audit committee also hires and sets the compensation for our independent public accountants.

The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent public accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee charter, the audit committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended January 3, 2010, be included in our Annual Report on Form 10-K filed with the SEC. The audit committee also retained Ernst & Young LLP as our independent public accountants for the 2010 fiscal year.

Audit Committee

Armand S. Shapiro (Chair)

David P. Engel

Bruce W. Krysiak

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors is solely responsible for selecting our independent public accountants. The audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010. Although shareholder approval is not required to appoint Ernst & Young as our independent public accountants, we believe that submitting the appointment of Ernst & Young to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended January 3, 2010, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Ernst & Young on our consolidated financial statements for the years ended December 30, 2007, December 28, 2008 and January 3, 2010, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Ernst & Young will be present at the Meeting and available to answer shareholder questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR FISCAL YEAR 2010.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN TO PERMIT A ONE-TIME OPTION EXCHANGE PROGRAM

Overview

The Board recommends shareholder approval of an amendment (the “Amendment”) to our 2006 Equity Incentive Plan (the “Plan”) to permit the Company to implement the one-time option exchange offer program described below (the “Program”). The Program would allow us to cancel certain options held by some of our employees under the Plan with exercise prices substantially in excess of the market price in exchange for the issuance of new equity grants, representing a lesser number of total shares, consisting of (i) shares purchasable upon exercise of newly issued stock options, which we refer to as the “exchange options” and (ii) in the case of non-executive officer participants only, shares of our restricted Common Stock, which we refer to as the “exchange stock.” The exchange options will have a lower exercise price than the eligible options that is closer to the current market price of our Common Stock. In the discussion below, we refer to the combination of the exchange options and the exchange stock granted upon the tender of eligible options surrendered by participants in the Program as the “exchange consideration.”

The Board proposes this Amendment because we believe that by replacing employee options that are significantly underwater with equity grants consisting of options with lower exercise prices—closer to the current market price of our Common Stock—and shares of restricted Common Stock, the Program will more effectively incentivize and facilitate retention of our eligible employees. Under applicable NASDAQ rules, implementation of the Program would constitute a material modification of the Plan because the Plan does not expressly contemplate this exchange and a majority shareholder vote to approve the Amendment is required.

As of April 6, 2010, a number of our employees hold non-qualified options to purchase shares of our Common Stock that were granted under the Plan and that have an exercise price at or above $13.92 per share. As of April 6, 2010, the closing price per share of our outstanding Common Stock was $8.60. Because the exercise prices for these options are significantly greater than the current market price of our Common Stock, we believe that the performance and employee retention incentives otherwise associated with these options have been severely diminished.

The Program will be designed such that on the date of exchange, the fair value of the surrendered options will be approximately equal to the fair value of the exchange consideration received. Accordingly, we only expect to recognize approximately $0.3 million of incremental compensation expense for financial reporting purposes as a result of the Program. This incremental compensation expense relates to a pre-IPO grant for which compensation expense was not previously required to be recognized under accounting rules. Assuming full participation in the Program and a closing price of $8.75 per share of our Common Stock immediately prior to the closing date of the exchange offer (which is expected to be on or about June 23, 2010), the Program would result in the cancellation of outstanding options representing 906,031 underlying shares in exchange for exchange options representing approximately 319,039 underlying shares and approximately 63,480 shares of exchange stock. In an effort to maximize the number of shares and options made available to other employees and reduce potential dilution and market overhang, our CEO has unconditionally forfeited his 363,953 outstanding options and will not participate in the Program.

Our compensation committee and our Board of Directors have determined that we should implement the Program and believes the Program will enhance our employee motivation and retention efforts in the face of the business challenges affecting our Company, our industry, and the United States economy in general.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN AMENDMENT TO PERMIT A ONE-TIME OPTION EXCHANGE PROGAM.

Summary of Program Terms

On April 7, 2010, our Board of Directors authorized (subject to shareholder approval) the Program with respect to options that were granted under the Plan between December 26, 2005 and February 29, 2008, with exercise prices per share ranging between $13.92 and $24.22, held by individuals other than members of our Board of Directors and our CEO, referred to in this proposal as the “eligible options.” As of April 6, 2010, the eligible options covered 906,031 shares of Common Stock including options covering 286,593 shares held by our three named executive officers (“NEOs”) eligible to participate in the Program. Under the proposed Program, the holders of eligible options will be offered the opportunity to exchange those options for exchange consideration consisting of (i) exchange options having an exercise price equal to the greater of $10.00 per share or the closing price of our Common Stock on the date the exchange options are granted and (ii) in the case of non-NEO participants, exchange stock.

Members of our Board of Directors will not participate in the Program. Three of our NEOs, Mr. Bonner, Mr. Dewbre and Ms. Sullivan, hold eligible options, but will receive only exchange options, and not any exchange stock, for any eligible options they surrender under the Program. Each other employee option holder who elects to participate in the Program will receive exchange consideration consisting of both exchange options and shares of exchange stock.

The number of shares of exchange stock and/or shares issuable upon exercise of the exchange options will be determined using an exchange ratio calculated such that the fair value of the exchange consideration, as a whole, received by each participant is approximately equal to the fair value of the participant’s surrendered options. Shortly before the closing of the exchange offer, the compensation committee will evaluate the exercise prices of the eligible options and the current share price of our Common Stock (the “exchange ratio share price”) and determine the exchange ratio applicable to each eligible option. The compensation committee will set the exchange ratios with the objective of minimizing the aggregate incremental compensation cost of the exchange consideration under the provisions of FASB ASC Topic 718 “Compensation-Stock Compensation” (ASC 718). Approximately $0.3 million incremental compensation expense will be recognized related to a pre-IPO grant for which compensation expense was not previously required to be recognized under ASC 718. The exchange ratios will be based on the fair value of the eligible options calculated using a Black-Scholes option valuation model such that the fair value of the surrendered options is approximately equal to the fair value of the exchange consideration. The calculation of fair value using the Black-Scholes option valuation model takes into account many variables, such as the volatility of our Common Stock and the expected term of an option. Setting the exchange ratios in this manner is intended to result in the issuance of exchange consideration that has a fair value approximately equal to or less than the fair value of the surrendered options thereby minimizing the additional compensation cost that we must recognize on the exchange consideration. Upon the completion of the Program, the accounting cost of the exchange consideration will be calculated using the Black-Scholes option valuation model and will be based upon the closing price of our Common Stock on the NASDAQ on the date the exchange options are granted, as well as other valuation assumptions.

For each non-NEO participant, the value of the total exchange consideration received by such participant will be equally divided between exchange options and exchange stock. The total number of shares represented by the exchange consideration received by each participant will be less than the number of shares represented by the surrendered options. The exercise price per share of the exchange options will be equal to the greater of $10.00 or the closing price per share of our Common Stock on the NASDAQ on the date the exchange options are granted (which is expected to be the expiration date of the exchange offer).

The exchange options and exchange stock will both be completely unvested on the date they are granted, even if the surrendered options have, or by that date will have become, vested. One-half of the shares underlying each exchange option and one-half of the shares in each exchange stock grant will vest on each of September 30, 2011 and September 30, 2012, subject to the holder’s continued service.

The exchange options will be “nonqualified stock options” for federal income tax purposes. Except for the quantity, exercise price and vesting schedule discussed above, the exchange options will have substantially the same terms and conditions as the corresponding surrendered options and the exchange stock will have substantially the same terms as the shares of restricted stock currently outstanding under the Plan.

Assuming the proposed Amendment is approved by our shareholders, we expect the Program to launch on or about May 26, 2010 and expire 20 business days later on or about June 23, 2010. The exchange options and exchange stock will be issued promptly after the exchange offer expires to those participants who accept the offer.

Reasons for the Option Exchange Offer Program

We have granted stock options to our employees and directors consistent with the view that stock-based incentive compensation opportunities play a key role in recruiting, motivating and retaining qualified individuals. While our compensation packages generally include a number of different components, we believe equity compensation is one of the key components as it encourages our employees to work toward our success and aligns their interests with those of our shareholders by providing them with a means by which they can benefit from increasing the value of our Common Stock.

The eligible options are significantly underwater in the sense that the option exercise price is significantly higher than the current market price of our Common Stock. For example, the $8.60 closing price of our Common Stock on the NASDAQ on April 6, 2010 was approximately 62% of the exercise price of options exercisable at $13.92 per share and approximately 36% of the exercise price of options exercisable at $24.22 per share. Accordingly, no eligible options have been exercised by our employees. We continue to believe that equity incentives are an important component of our compensation program, but that these underwater options are perceived by their holders as reducing performance and retention incentives due to the difference between their exercise prices and the current market price of our Common Stock. As a result, these options are not providing the value that our Board of Directors believes is necessary to our future success and growth in the value of our shares.

We believe that replacing the eligible options of our non-executive employees with a combination of both exchange options and exchange stock will create a more durable incentive for continued employment: the restricted stock component, unlike options, will retain a significant portion of its economic value notwithstanding any significant future declines in the price of our Common Stock, while the option component will maintain strong alignment between the long-term value creation interests of our shareholders and our employees. Because our executive officers generally have the greatest individual role in Company policy-making, and consequently the greatest individual ability to make decisions positively or negatively affecting the price of our Company’s Common Stock, we believe that granting exchange options to our three NEOs holding eligible options will create a more meaningful performance incentive than would a combination of exchange options and exchange stock.

In addition to reviving the incentive potential inherent in our outstanding stock options, the Program may provide a benefit to our shareholders in the form of a reduction of the number of shares subject to outstanding options or issued as restricted stock. For example, we estimate the number of shares issuable upon exercise of outstanding stock options would be reduced by approximately 523,512 shares, assuming, among other things, full participation in the Program and the exchange ratios set forth under the column “Ratio if exchange ratio share price is $8.75” in the table set forth under the caption “Exchange Ratios” below. The actual reduction in our current option overhang as a result of the Program could vary significantly and is dependent upon a number of factors, including the actual level of participation in the Program, exchange ratios set by the Company and the market price of a share of our Common Stock on the date the exchange offer expires and the exchange options and exchange stock are granted.

Consideration of Alternatives

We have designed the terms of the proposed exchange offer to balance the interests of our shareholders with the objective of increasing the retention and motivational values associated with our equity compensation programs. The compensation committee considered a number of alternatives to address underwater options, and engaged Mercer, a nationally recognized compensation consultant, for the sole purpose of providing advice on the pros and cons of these alternatives. The compensation committee concluded that an option exchange program is the most effective vehicle for restoring the incentive and retention value of our outstanding options. The alternatives considered include:

Grant additional equity compensation.    We considered making special one-time stock option awards at current market prices and/or restricted stock awards designed to compensate for a reduction in the value of previously granted stock options that are now underwater. However, such supplemental equity awards could result in greater potential dilution to our current shareholders and would serve to increase market overhang and our overall amount of compensation expense.

Adjust cash compensation through payment of bonuses.    We considered awarding additional cash bonuses to compensate for the lack of incentive value inherent in previously granted stock options that are now significantly underwater. However, such bonus payments would consume cash and provide a much shorter term retention incentive than equity compensation.

Implement an option exchange program.    We concluded an option exchange program will effectively help us to retain and motivate individuals who hold underwater stock options granted under the Plan and will also benefit our shareholders for reasons including the following:

•

Improved retention will enhance long-term shareholder value.    We believe that most, if not all, of the individuals who hold underwater options granted under the Plan view the options as having a reduced incentive and retention effect. Therefore, we believe those options are less effective as motivational and retention incentives. We believe that it is important to offer new ways to motivate and retain these individuals in order to enhance long-term shareholder value. Non-NEO option holders who elect to participate in the exchange offer will receive exchange options and exchange stock covering fewer shares. However, because the exercise price for the exchange options will be reduced to an amount more closely approximating the current price of our shares, and because the exchange stock will always have some economic value—regardless of our stock price—so long as participants continue their employment with us, the holders will have an opportunity to benefit from all future increases in the price of our Common Stock which, in turn, should provide an enhanced retention and performance incentive compared to the existing underwater options.

•

The proposed exchange ratios are intended to make the option exchange value-neutral to our shareholders.    The exchange ratios and exercise price of the exchange options and the exchange ratios of the exchange stock will be calculated so as to provide a fair value exchange of surrendered options. This means that the value of the exchange consideration will be approximately equal to the value of the surrendered options. Accordingly, we only expect to recognize incremental compensation expense of approximately $0.3 million related to a pre-IPO grant as a result of the Program.

•

The overall number of shares subject to outstanding equity awards will be reduced.    Not only do the underwater options have a reduced retention and incentive value, they cannot be removed from our stock option overhang until they are exercised or expire unexercised. If approved by the shareholders, the option exchange program will reduce our overhang of outstanding stock options by eliminating ineffective options that are currently outstanding.

•

Reduced pressure for additional grants.    We intend to continue including a long-term incentive component in our compensation practices. If we are unable to implement the Program, we may need to issue even more options to our employees and other personnel than we would otherwise want to issue, thus increasing our overhang even more. These additional grants would increase our overall compensation expense and result in decreased reported earnings, which could negatively impact our stock price.

•

New vesting requirements for the exchange options and exchange stock are expected to encourage employee retention.    Assuming full participation in the Program and that the exchange occurs on June 23, 2010, approximately 59.9% of the surrendered options will either be vested on the date of the exchange or will be scheduled to vest less than six months following the date of the exchange. Therefore, approximately 24.7% of the exchange options and exchange stock would have longer vesting conditions than the vesting conditions applicable to the surrendered options. As a result, we expect the exchange options and exchange stock received by our non-NEO employees will encourage participating employees to remain with us over the new vesting periods in order to receive value from the exchange options and the exchange stock.

•

Participation by our executive officers.    Our executive officers are expected to be the primary drivers of the strategic and operational initiatives to advance the creation of long-term shareholder value. As a result, the retention and motivation of our executive officers are critical to our long-term success. Accordingly, we have elected to allow executive officers, other than our CEO, to participate in the Program, in order to receive exchange options but not exchange stock. In an effort to maximize the number of shares and options made available to other employees and reduce potential dilution and market overhang, our CEO has unconditionally forfeited his 363,953 outstanding options.

Shareholder Approval

Under current NASDAQ rules, implementation of the Program would constitute a material modification of the Plan because the Plan does not expressly permit such an exchange. Accordingly, the Amendment is necessary to implement the Program and is subject to approval by our shareholders under NASDAQ rules. If our shareholders approve the Amendment to the Plan, our Board of Directors intends to commence the Program promptly following the Meeting. We will not implement the Program if our shareholders do not approve the Amendment. We are only seeking approval of the Amendment in order to implement the Program at this time. Should we desire to implement another option exchange program in the future, we would seek shareholder approval of the amendment permitting that proposed option exchange program at that time if it constitutes a material modification of the Plan or such other plan as we may adopt in the future.

The Board requests shareholder approval to amend the Plan to allow for the Program. The material features of, and other information regarding, the Plan are described in the CD&A section under the caption “Long Term Incentive Awards.” The Amendment would add a new sub-section (k) to Section 6 of the Plan, which will read as follows:

“(k) One-Time Option Re-Pricing Program.    Notwithstanding any other provision of the Plan to the contrary, the compensation committee may provide for, and the Company may implement, a one-time-only Option exchange program for Option holders other than members of the Company’s Board of Directors and the Company’s Chief Executive Officer, pursuant to which outstanding Options with exercise prices equal to or exceeding $13.92 may, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of exchange consideration with substantially the same fair market value as the tendered Options consisting of (i) an Option covering a lesser number of Shares and with an exercise price no less than the closing price of the Company’s common stock on the date such Option is granted and (ii) Shares of Restricted Stock, provided that any executive officer participating in such exchange shall receive only Options, and not Shares of Restricted Stock, and that such option exchange offer is commenced prior to December 31, 2010.”

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting is required to approve this proposal. Abstentions will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions will have the effect of a vote against this proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Material Terms of the Option Exchange Program

Timing and Implementation.    The Program will be commenced as soon as practicable following shareholder approval of the Amendment. As part of the Program, eligible individuals will receive written materials explaining the terms and timing of the exchange offer and will be given at least 20 business days to elect whether to participate. Participation by any individual is completely voluntary. In accordance with applicable legal requirements, we will file the terms of the Program with the SEC as part of a tender offer statement on Schedule TO. The exchange options and exchange stock will be issued on the date the exchange offer expires which we expect to be on or about June 23, 2010. Even if the Amendment is approved by our shareholders, our Board will retain the authority, in its sole discretion—subject to applicable laws, rules and regulations, to terminate or postpone the Program or to make necessary or desirable changes to the Program for purposes of complying with comments from the SEC or due to tax, regulatory or accounting reasons.

Eligibility.    The Program will apply to all options with exercise prices at or above $13.92 per share that are outstanding under the Plan and held by our employees, other than our CEO and members of our Board of Directors. As of April 6, 2010, there were 906,031 eligible options held by fifty-four eligible employees. All such eligible options were granted between December 26, 2005 and February 29, 2008, vest ratably on each of the third, fourth and fifth anniversaries of the date of grant, and have a term of ten years.

Election to Participate.    Participation in the Program is voluntary. An employee who holds a single option grant must participate, if at all, with respect to all of the shares covered by that option grant. An individual who holds multiple options (that is, options granted on more than one date) may elect to participate with respect to less than all of those option grants but must participate, if at all, with respect to all of the shares covered by any particular option grant.

Description of Exchange Options.    No exchange options will be vested at the time they are issued. All exchange options will be treated as “nonqualified stock options” for federal income tax purposes. Unless sooner terminated (for example, in connection with a termination of employment or other service), all exchange options will vest with respect to one-half of the underlying shares on each of September 30, 2011 and September 30, 2012, and will expire on the date the corresponding surrendered option would have expired. The per share exercise price under each exchange option will be equal to the greater of $10.00 or the NASDAQ closing price per share of our Common Stock on the date the exchange options are granted. All exchange options will be granted on the date the exchange offer expires and all exchange options will have the same exercise price. Except for the vesting schedules, exercise prices and number of shares underlying these grants, the exchange options will have the same terms and conditions as the corresponding surrendered options.

Description of Exchange Stock.    No shares of exchange stock will be vested at the time they are issued. Unless sooner terminated (for example, in connection with a termination of employment or other service), all shares of exchange stock will vest in two installments, with one-half of the total number vesting on each of September 30, 2011 and September 30, 2012. Except for the vesting schedule associated with these grants, the exchange stock will have the same terms and conditions as the restricted stock currently outstanding under the Plan.

Exchange Ratios.    The Program will not be a one-for-one exchange. The total number of shares represented by the exchange consideration (whether in the form of exchange options only or a combination of exchange options and exchange stock) will be less than the total number of shares represented by the surrendered options. The number of shares represented by the exchange consideration will be determined using exchange ratios designed to result in the fair value of the exchange consideration being approximately equal to the fair value of the corresponding surrendered option at the time the surrendered option is cancelled and the exchange consideration is granted (which is expected to occur on the date of the expiration of the exchange offer), as determined under applicable accounting rules.

Immediately prior to the closing of the exchange offer, the compensation committee will determine the exchange ratio applicable to each eligible option. The compensation committee will set the exchange ratios with the objective of minimizing the aggregate incremental compensation cost of the exchange consideration under the provisions of ASC 718. The exchange ratios will be based on the fair value of the eligible options (calculated using a Black-Scholes option valuation model), such that the fair value of the surrendered options is approximately equal to the fair value of the exchange consideration. The calculation of fair value using the Black-Scholes option valuation model takes into account many variables, such as the volatility of our Common Stock and the expected term of an option. Setting the exchange ratios in this manner is intended to result in the issuance of exchange consideration that has a fair value approximately equal to or less than the fair value of the surrendered options, thereby minimizing the additional compensation cost that we must recognize on the exchange consideration, other than compensation costs that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. Upon the completion of the Program, the accounting cost of the exchange consideration will be calculated using the Black-Scholes option valuation model and will be based upon the closing price of our Common Stock on the NASDAQ on the date the exchange options are granted, as well as other valuation assumptions.

The number of shares that holders of a surrendered option will (i) be entitled to purchase pursuant to an exchange option and (ii) (non-NEO participants only) receive in the form of exchange stock, will be determined by multiplying the number of shares the holder would have been entitled to purchase pursuant to the surrendered option by the applicable exchange ratio(s) as determined by the compensation committee just prior to the closing of the exchange offer. Although the exchange ratios cannot be determined now, set forth below under three assumed exchange ratio share prices, are illustrations of the amount(s) of exchange options and exchange stock that would be issued, as a percentage of shares covered by the surrendered options, for each of the six exercise price tiers for the eligible options, based on the valuation methodology outlined above:

Non-NEO participants

	Ratios if exchange ratio share price is $6.75(1)		Ratios if exchange ratio share price is $8.75(1)		Ratios if exchange ratio share price is $10.75(2)
Exercise Price of Surrendered Option	Exchange Options	Exchange Stock	Exchange Options	Exchange Stock	Exchange Options	Exchange Stock
$13.92	29.48%	5.75%	32.27%	11.55%	36.17%	14.47%
$16.36	29.28%	6.67%	31.02%	12.52%	35.06%	15.49%
$16.50 (Group A) (3)	25.70%	5.64%	28.76%	11.15%	31.97%	13.77%
$16.50 (Group B) (3)	25.26%	5.13%	27.40%	10.12%	32.05%	13.12%
$23.58	19.47%	4.52%	22.07%	9.03%	25.37%	11.35%
$24.22	19.87%	4.67%	22.38%	9.26%	25.52%	11.54%

(1)	The exchange ratios in this column assume a $10.00 per share exchange option exercise price.
(2)	The exchange ratios in this column assume an exchange option exercise price per share equal to the exchange ratio share price of $10.75.
(3)	In connection with our initial public offering, we made two separate grants of options at our offering price of $16.50. Option Group A reflects new grants that were made as of our October 18, 2006 initial public offering date. Option Group B reflects grants that were made upon conversion of existing options in our predecessor company, which were granted with vesting and termination provisions identical to the original option grants.

NEO participants

	Ratios if exchange ratio share price is $6.75(1)	Ratios if exchange ratio share price is $8.75(1)	Ratios if exchange ratio share price is $10.75(2)
Exercise Price of Surrendered Option	Exchange Options	Exchange Options	Exchange Options
$16.50 (B group) (3)	50.51%	54.80%	64.09%
$24.22	39.74%	44.75%	51.03%

(1)	The exchange ratios in this column assume a $10.00 per share exchange option exercise price.
(2)	The exchange ratios in this column assume an exchange option exercise price per share equal to the exchange ratio share price of $10.75.
(3)	In connection with our initial public offering, we made two separate grants of options at our offering price of $16.50. Option Group A reflects new grants that were made as of our October 18, 2006 initial public offering date. Option Group B reflects grants that were made upon conversion of existing options in our predecessor company, which were granted with vesting and termination provisions identical to the original option grants.

For example, if the market value of our Common Stock is $8.75 on the date the exchange ratios are calculated (which we expect will be the trading day prior to the closing of the exchange offer), based on the valuation methodology outlined above, a holder of an option for 1,000 shares with a $24.22 exercise price would receive, on the date the exchange offer closes:

•

Non-NEO Holder: an exchange option covering 224 shares of Common Stock (22.38% of shares covered by the surrendered option) and 93 shares of exchange stock (9.26% of shares covered by the surrendered option).

•	NEO Holder: an exchange option covering 448 shares of Common Stock (44.75% of shares covered by the surrendered option).

Potential Modification of Terms to Comply with Government Regulations.

The exact terms of the Program will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the Program’s terms, it is possible that we will need to alter the terms of the Program to comply with comments from the SEC. Changes in the terms of the Program may also be required for tax or accounting purposes. We retain the discretion to make any changes to the terms of the Program as we deem necessary or appropriate, other than changes to the manner in which the exchange ratios and exercise prices of exchange options will be calculated.

Accounting Treatment

We have adopted the provisions of ASC 718, regarding accounting for share-based payments. Under ASC 718, we will recognize the incremental compensation cost of the exchange options and the exchange stock. The incremental compensation cost will be measured as the excess, if any, of the fair value of the exchange consideration over the fair value of the surrendered options. The fair value of the exchange consideration will be measured as of the date the exchange consideration is granted and the fair value of the surrendered options will be measured immediately prior to their cancellation. This incremental compensation cost will be recognized in compensation expense ratably over the vesting period of the exchange consideration. However, because the exchange ratios will be calculated to result in the fair value of the exchange consideration being approximately equal to the fair value of the surrendered options, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the exchange offer, with the exception of approximately $0.3 million related to a pre-IPO grant for which compensation expense was not previously required to be recognized under ASC 718.

U.S. Federal Income Tax Consequences

The grant of an exchange option or exchange stock in exchange for the cancellation of a surrendered option is not a taxable event for federal income tax purposes. The federal income tax consequences associated with the exercise of an exchange option are similar to those applicable to the exercise of the corresponding surrendered option. In general, upon the exercise of an exchange option, the participant will realize ordinary income for federal income tax purposes equal to the excess of the then fair market value of the shares acquired upon the exercise over the option exercise price paid for the shares, and we will be entitled to a corresponding tax deduction. The participant’s tax basis in the acquired shares will be equal to the exercise price plus the amount of ordinary income realized upon exercise. Gain or loss on a later sale of the acquired shares will be treated as long-term or short-term capital gain or loss, depending upon whether the participant held the shares for more than one year before the sale.

With respect to exchange stock, if the participant is an employee of the Company, any ordinary income recognized as of each vesting date will be subject to income tax withholding by the Company. Upon disposition of the stock, the participant will recognize a capital gain or loss (which will be long- or short-term depending upon whether the stock was held for more than one year) equal to the difference between the selling price and any amount recognized as ordinary income. All holders of eligible options are urged to consult their own tax advisors regarding the tax implications of participating in the Program under all applicable laws prior to participating in the Program.

Effect on Shareholders

We are not able to predict the impact the Program will have on your interests as a shareholder, as we are unable to predict how many participants will surrender their existing options, what the exchange ratio share price used in calculating the exchange ratios will be or what the market price of our Common Stock will be on the date that the exchange options and exchange stock are granted. If the Program is approved, the exchange ratios will result in (a) the issuance of fewer shares subject to the exchange options and fewer shares of exchange stock, in the aggregate, than were subject to the surrendered options, and (b) the aggregate fair value of the exchange options and exchange stock being approximately equal to the fair value of the surrendered options. In addition, the Program is intended to reduce both our existing stock option overhang and our need to issue supplemental stock options in the future in order to remain competitive with other employers.

Assuming full participation in the Program, a closing price of $8.75 per share of our Common Stock on the date the exchange rations are calculated, and exchange ratios that result in the fair value of the exchange consideration being approximately equal to the fair value of the surrendered options, then, based on the valuation assumptions made as of April 6, 2010, the total number of shares underlying our outstanding options would be reduced by approximately 523,512 shares. The actual reduction in our overhang that could result from the Program could be significantly lower, depending upon a number of factors, including the actual level of participation by eligible option holders.

New Plan Benefit

The benefits that will be received by or allocated to eligible individuals under the Program are not currently determinable because the exchange ratio has not been established. Illustrative exchange ratios applicable to the surrendered options at indicated assumed exchange ratio share prices are shown in “Exchange Ratios” above. However, please see Note 9 to the table captioned “Outstanding Equity Awards at January 3, 2010” in the CD&A section of this proxy statement for the estimated impact of the Program upon option grants held by our NEOs, assuming their full participation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN AMENDMENT TO PERMIT THE ONE-TIME OPTION EXCHANGE PROGRAM.

OTHER MATTERS

Other Business

We have not received notice as required under our bylaws of any other matters to be proposed at the Meeting. Consequently, the only matters to be acted on at the Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Meeting calling for a vote of the shareholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

Certain Relationships and Related Party Transactions

Leasing Transactions.    We lease nine of our convenience stores and two of our dealer locations from related parties, including: Sam L. Susser, our President and Chief Executive Officer and a director; Sam J. Susser, a director; Jerry Susser; and various entities affiliated with Sam L. Susser, Sam J. Susser, and members of their immediate families. In connection with the leasing of these properties, we made rental payments during the previous fiscal year to the persons set forth below and in the amounts set forth opposite such person’s name.

Lessor	Fiscal 2009
Sam L. Susser	$157,935
Susser Holdings II, L. P. (1)	1,553,854
McPherson Street Partners, L.P. (2)	39,000
Sam J. Susser	26,400
S. J. Susser Family Partnership, L.P. (3)	170,000

(1)	Susser Holdings II, L.P. is wholly owned by Sam L. Susser.
(2)	Sam L. Susser owns a 45.0% interest in McPherson Street Partners, L.P.
(3)	Sam J. Susser and his spouse each own a 48% limited partnership interest in the S.J. Susser Family Partnership, L.P; Sam L. Susser also owns a 1.0% limited partnership interest and SJS Management LLC, which is 100% owned by Sam J. Susser and his spouse, owns a 1% general partnership interest.

Generally, we have the option to renew these leases. We believe the lease and renewal rates for such leased properties are no less favorable to us than we could have obtained in an arm’s length transaction.

Use of Private Aircraft.    Sam L. Susser owns an aircraft, which is used by us for business purposes in the course of operations. We pay Mr. Susser a fee based on the number of hours flown, and reimburse the aircraft management company for fuel and the actual out-of-pocket costs of pilots and their related expenses for Company use of the aircraft. In connection with this arrangement, we made payments to Mr. Susser in the amount of $0.4 million, $0.4 million and $0.3 million during 2007, 2008 and 2009, respectively. Based on current market rates for chartering of private aircraft, we believe that the terms of this arrangement are no worse than what we could have obtained in an arm’s length transaction.

Employment of Jerry Susser.    Jerry Susser acts as Vice President of Real Estate for us and, for services performed during 2009, received annual compensation of $159,750. Mr. Susser is the brother of Sam J. Susser, one of our directors, and an uncle of Sam L. Susser, our President and Chief Executive Officer. The compensation and bonus amounts paid to Jerry Susser in return for the services he provides (and has provided) are no more favorable than those we would expect to pay an unaffiliated party after arm’s length negotiations.

Susser Company Ltd.    Our subsidiary, Susser Company Ltd., a Texas limited partnership, is 85.18% owned by its limited partner, Stripes LLC, 7.41% owned by its general partner, Sam J. Susser, and 7.41% owned by its general partner, Jerry Susser. Sam J. Susser and Jerry Susser have agreed that they have no right to distributions from Susser Company Ltd. and no management or voting control and have given their proxy for all partnership matters to Stripes LLC.

Policy Regarding Transactions with Affiliates.    Our audit committee’s written charter requires the audit committee to review, discuss with management and the independent auditor and approve any transactions or courses of dealings with related parties, including our significant shareholders, directors (or director nominees), corporate officers or other members of senior management and their family members, that are significant in size or involve terms or other considerations that differ from those that would likely be negotiated with independent parties. Our Code of Business Conduct and Ethics, in turn, requires that all potential conflicts of interest (including related party transactions) be disclosed to our General Counsel. If our General Counsel is notified of a proposed transaction of anything more than nominal value or significance that would, directly or indirectly, benefit one or more related parties, our audit committee is notified of the potential related party transaction. If any member of the audit committee has an interest in the proposed transaction, that member is required to recuse himself from consideration and approval of such transaction. Such transactions are approved only in the event that the audit committee concludes that the transaction is in our best interest and on terms no less favorable to us than those available in an arms-length transaction.

Registration Rights.    In connection with our IPO, the holders of approximately 9,349,162 shares of common stock, including Wellspring, Sam L. Susser and members of senior management, were provided certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between us and the holders of such registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, these holders are entitled to notice of such registration and are entitled to include shares of such common stock therein. Additionally, these holders are also entitled to certain demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act at our expense with respect to our shares of common stock. Each of Wellspring and Sam L. Susser has two demand registration rights. We are not required to effect a demand registration (1) if we have effected a demand registration in the preceding six months, (2) during the period starting 45 days prior to our good faith estimate of the filing date of, and ending 90 days after the effective date of, a company-initiated registration on which our shareholders can piggyback, or (3) in some cases if it would require premature disclosure. Under these registration rights, the underwriters of an offering may limit the number of shares included in the registration, but in the case of piggyback registration the amount of securities requested to be included cannot be reduced below 25% of the total amount of securities included in such registration. All of these shareholders have agreed that in connection with any public offering of common stock, if requested by us and a managing underwriter, they will not, without the consent of us and the managing underwriter, sell their shares of common stock for up to 180 days (365 days in the case of shares controlled by Sam L. Susser) after the date of the related prospectus.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than 10 percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2009.

2011 Annual Meeting

Any shareholder who wants to present a proposal at the 2011 annual meeting of shareholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit the proposal in writing to the Secretary of the company at our principal executive offices by December 22, 2010 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business not included in our notice of the meeting to be considered by the shareholders at an annual meeting, a shareholder must give written notice thereof not less than 90 days and not more than 120 days prior to the first anniversary of the prior year’s meeting date. To be timely for the 2011 annual meeting of shareholders, that notice must be delivered to the Secretary of the company at our principal executive offices between January 26, 2011 and February 25, 2011. However, if the 2011 annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 30 days, from May 26, 2011, then the notice must be delivered not later than the close of business on the tenth day following the earlier of the day on which notice of the meeting is first mailed or public announcement of the date of the meeting is first made. The notice must contain and be accompanied by certain information as specified in the bylaws. We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which may be obtained without charge from the Secretary of the company upon written request addressed to the Secretary at our principal executive offices.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing we make under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by the applicable rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

By order of the Board of Directors,

E.V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/suss
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold	+
01 - Armand S. Shapiro	☐	☐	02 - Sam L. Susser	☐	☐

	For	Against	Abstain	For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Susser’s Independent Registered Public Accounting Firm for 2010.	☐	☐	☐

3.  Approval of an amendment to our 2006 Equity Compensation Plan to permit a one-time option exchange program in which certain outstanding options are exchanged for replacement options covering fewer shares with a lower exercise price and shares of our restricted common stock.

				☐	☐	☐

Non-Voting Items
Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

I (we) hereby revoke all proxies previously given to vote at the meeting or any adjournments thereof and acknowledge receipt of the Notice of Annual Meeting and Proxy Statement. If shares are held by joint tenants, or as community property, all holders must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate full title or capacity in which you are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Susser Holdings Corporation — May 26, 2010 Annual Meeting

Proxy Solicited on Behalf of the Board of Directors

The Board of Directors has determined that the 2010 Annual Meeting of Shareholders of Susser Holdings Corporation will be held on Wednesday, May 26, 2010 at 1:30 p.m., Central Time, at the Stripes Support Center, 4525 Ayers Street, Corpus Christi, Texas 78415.

By signing on the reverse side, I (we) hereby appoint each of E.V. Bonner, Jr. and Mary E. Sullivan as proxies (with full power to act without the other and with full power of substitution) to attend, represent and vote my (our) shares entitled to vote at the Company’s Annual Meeting of Shareholders to be held on May 26, 2010, or at any adjournment or postponement thereof, in the manner stated on the reverse side hereof, and in their discretion on any other matter that may properly come before the meeting.

Sign, date and return this card promptly using the enclosed envelope. The shares represented by this proxy will be voted in accordance with the instructions designated on the reverse side. If this proxy is signed and returned without specific instructions as to any item or both items, it will be voted FOR the election of both of the two directors named, FOR the ratification of the appointment of the independent registered public accounting firm and FOR approval of an amendment to our 2006 Equity Compensation Plan to permit a one-time option exchange program in which certain outstanding options are exchanged for replacement options covering fewer shares with a lower exercise price and shares of our restricted common stock.